                            SCHEDULE 14A INFORMATION



                 CONSENT SOLICITATION PURSUANT TO SECTION 14(A)


            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Check the appropriate box:


[ ]  Preliminary Consent Solicitation           [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Consent Solicitation


                     DAMSON/BIRTCHER REALTY INCOME FUND-II
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         BIRTCHER/LIQUIDITY PROPERTIES
                               27611 LA PAZ ROAD
                        LAGUNA NIGUEL, CALIFORNIA 92656

                           TO THE LIMITED PARTNERS OF
                    DAMSON/BIRTCHER REALTY INCOME FUND -- II

                              (THE "PARTNERSHIP")



                                                               February 18, 1997


Dear Limited Partner:


     We are very pleased to present the enclosed Consent Solicitation to the limited partners of the Partnership. This Consent Solicitation is, in many ways, a follow-up to the 1993 Solicitation, in which the Partnership sought and received the limited partners' consent to a comprehensive proposal to prepare the Partnership's properties for sale. Pursuant to that proposal the Partnership began the liquidation process.



     Now, the Partnership is seeking the consent of the limited partners to dissolve the Partnership and sell and liquidate all of its remaining properties. The proposal to dissolve the Partnership is discussed in more detail in the Consent Solicitation under "Summary of Proposal" and "Description of Proposal."



     Accompanying the Consent Solicitation is the Partnership's Form 10-K for the year ended December 31, 1995 and its most recent Form 10-Q for the quarter ended September 30, 1996.


     We urge you to read the enclosed document carefully and to return your signed consent as quickly as possible to The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201. For your convenience a postage-paid return envelope has been included. If you have any questions about the enclosed material, please call The Herman Group, Inc., at 1 (800) 657-8814.

                                          Very truly yours,

                                          BIRTCHER/LIQUIDITY PROPERTIES


                                          By: /s/ Arthur B. Birtcher



                                          By: /s/ Richard Wollack



                             YOUR VOTE IS IMPORTANT



     Please sign and date the enclosed Consent Card and return it immediately so that your vote can be counted.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II
                               27611 LA PAZ ROAD
                      LAGUNA NIGUEL, CALIFORNIA 92627-0009


                              CONSENT SOLICITATION



                               FEBRUARY 18, 1997


                                  INTRODUCTION


     This solicitation of written consents (the "Consent Solicitation") is furnished by Birtcher/Liquidity Properties, the general partner (the "General Partner") of Damson/Birtcher Realty Income Fund-II, a Delaware limited partnership (the "Partnership"), in connection with the Partnership's solicitation of consents from the Partnership's limited partners (the "Limited Partners") to dissolve the Partnership and sell and liquidate all of its remaining properties (collectively, the "Dissolution"). If the Dissolution is consented to by a majority in interest of the Limited Partners as described herein, the Partnership's remaining properties will be sold and liquidated as soon as is practicable, consistent with obtaining reasonable value for the properties, and the net proceeds will be distributed to the Limited Partners. For the reasons discussed below, the General Partner recommends that the Limited Partners consent to the Dissolution.



     This Consent Solicitation, and the enclosed consent form (the "Consent"), are first being mailed to the Limited Partners on or about February 18, 1997.


                           DESCRIPTION OF DISSOLUTION

BACKGROUND AND REASONS FOR DISSOLUTION

     The Partnership was organized in 1985 for the purpose of acquiring, operating and ultimately selling or disposing of its properties. The Partnership's original investment objectives contemplated that the properties would be held for at least five years, with decisions about the timing of eventual property sales or other dispositions to be left to the General Partner's discretion based on the anticipated economic benefits of continued ownership and other factors. Subsequent changes in the federal tax laws, however, made real estate less attractive to many previously active purchasers, including REITs and pension funds, and lenders such as savings and loans, commercial banks and insurance companies. As a result, the amount of capital investment in real estate began to decline sharply in 1988. Overbuilding in many markets, the general recessionary economy in the United States throughout 1990 and 1991 and subsequent corporate downsizing further contributed to the imbalance of supply and demand for commercial and industrial properties. In addition, rapid expansion of new retail formats such as discounters and "category-killers" depressed the value of neighborhood retail shopping centers. The combined effect of these factors resulted in significant reductions in real estate values in many geographic areas.

     Instead of selling the Partnership's properties at what appeared to be the bottom of the market, in May 1993, the General Partner solicited the Limited Partners' consent (the "1993 Solicitation") to a series of amendments to the Partnership's Amended and Restated Partnership Agreement (the "Partnership Agreement") as part of a comprehensive proposal to prepare the Partnership's properties for sale based on the General Partner's expectations regarding possible improvements in market conditions. The 1993 Solicitation, which was approved by the Limited Partners, mandated that the General Partner seek a vote of the Limited Partners regarding the liquidation of the Partnership in the event that properties representing at least one-half of the aggregate appraised values of all Partnership properties as of January 1, 1993 were not sold (or under contract for sale) by the end of 1996. The General Partner agreed that, in conjunction with the vote, it would provide an analysis and recommendation regarding the advisability of liquidating the Partnership.


     Since the adoption of the 1993 Solicitation, the Partnership has sold Atrium Place in Arlington Heights, Illinois, but it continues to own six other properties shown in the table on page 6. Since the Partnership has not satisfied the requirements of the 1993 Solicitation to sell half of its properties by the end of 1996, in accordance with the 1993 Solicitation mandate, the General Partner is soliciting the Limited Partners' consent to the Dissolution.

     At the time of the 1993 Solicitation, the General Partner believed that local conditions in the markets in which the Partnership's properties are located could be expected to improve sufficiently to sell a substantial portion of the properties in the ensuing three years. Since the adoption of the 1993 Solicitation, the General Partner has considered several preliminary indications of interest from third parties to acquire some or all of the Partnership's properties. Apart from the recent sale of Atrium Place, however, these transactions never materialized, primarily because the General Partner rejected as too low the valuations of the Partnership's properties proposed by the potential purchasers. The General Partner believes that the low valuations stemmed primarily from the scarcity of institutional buyers, ongoing liquidations by the Resolution Trust Corporation of the property portfolios of failed savings and loans and thrift institutions, which contributed to an oversupply of properties in certain markets, and differing expectations regarding the recovery from generally weak economic conditions in the markets in which the properties are located. Until recently, these markets had not recovered significantly from the conditions that existed at or about the time of the 1993 Solicitation.


     The General Partner believes that over the past three years attempts to liquidate the Partnership's properties would have been likely to achieve no more than "fire sale" prices, for at least some of the properties. Recently, however, the Partnership was able to sell Atrium Place at a price approximately equal to (though less than) its most recent appraised value, and the General Partner believes that the gradual turnaround in effective rental rates for commercial and industrial properties in many markets in the recent past is beginning to be reflected in higher property values for the Partnership's portfolio. Occupancy and rental rates appear to be stabilizing or improving, as reflected in the increase in leased space in the Partnership's remaining properties during 1996 as shown in the table on page 6. Moreover, institutional money has begun to flow back into real estate investments as pension funds and real estate investment trusts have become more active buyers. In the General Partner's view, the Dissolution is warranted by the current, more favorable environment and the mandate of the 1993 Solicitation that the General Partner consider a liquidation of the Partnership at this time. The General Partner also is mindful that the Partnership has continued well beyond the period anticipated by its original investment objectives, and it does not foresee any significant short-term, inflationary increases in real estate prices generally, or in the values of the Partnership's properties, in particular, that might justify postponing the Dissolution.



     For the foregoing reasons, the General Partner believes that it is in the best interests of the Partnership and the Limited Partners to dissolve the Partnership and seek to sell and liquidate the remaining Partnership properties and wind up the Partnership. In the meantime, the Partnership would continue to operate largely as it has in the past and to make quarterly distributions to the Limited Partners as cash flow permits. Attached as Exhibit A to this Consent Solicitation is a schedule showing the historical distributions to the Limited Partners.


EFFECTS OF THE DISSOLUTION

     The Dissolution does not alter the Partnership's original investment objectives or change the voting or economic rights of the Limited Partners. Under the Delaware Revised Uniform Limited Partnership Act, a limited partnership may be dissolved at the time or upon the happening of events specified in its partnership agreement. The Partnership Agreement provides that the Partnership shall be dissolved upon the vote or written consent of Limited Partners who own a majority in interest of the outstanding limited partner interests ("Interests") in the Partnership. Under the terms of the Partnership Agreement and applicable law, upon dissolution of the Partnership the General Partner is to take full account of the Partnership's assets and liabilities, liquidate the Partnership's remaining assets and apply and distribute the liquidation proceeds in the order specified in the Partnership Agreement. See "Liquidation and Winding Up" below. During the winding up process, the Partnership's legal existence would continue solely for purposes relating to the liquidation and winding up.

     Neither the Partnership Agreement nor Delaware law provides for a specified period of time for completing the liquidation and winding up of the Partnership. If the Dissolution is consented to by the requisite number of Limited Partners, the General Partner would be authorized and directed to gradually settle and close the Partnership's business and dispose of and convey the Partnership's property as soon as practicable, consistent with obtaining reasonable value for the properties. In so doing, the General Partner would continue to have broad discretion to manage the business and affairs of the Partnership and the winding up process and to determine the timing, terms and conditions of property sales and other dispositions. Upon the dissolution and completion of the winding up process, the Partnership will file a certificate of cancellation with the Delaware Office of the Secretary of State and will be terminated. There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Dissolution.


     Atrium Place was sold by the Partnership in November 1996 for $816,250. It had been appraised as of January 1, 1996 at a value of $840,000. The Partnership realized approximately $720,000 from the sale, all of which was distributed to the Limited Partners in December 1996. The General Partner did not receive a property disposition fee or other compensation or distribution in connection with the sale of Atrium Place.


     There can be no assurance as to the prices at which the Partnership's remaining properties can be sold or disposed of, or as to the amount of net proceeds that will be available for distribution to the Limited Partners. The aggregate appraised value of the Partnership's remaining properties as of January 1, 1996 was approximately $29,515,000 as reflected in the table on page
6. The appraisals of the properties are a year old, however, and current appraised values may differ. (The properties are in the process of being appraised as part of the usual annual appraisal process. The results of these appraisals will be reported in the Partnership's annual report, which will be mailed to you at the end of April 1997.) Further, sales prices may differ from appraised values because of several factors, including the leasing and operating status of each property and local market conditions. If the Dissolution is consented to by the Limited Partners, among the strategies the General Partner will consider to accomplish the Dissolution is a sale of the Partnership's portfolio in a single transaction, or a sale of some or all of the Partnership's properties in a "package" with properties of affiliated partnerships. Such sales would most likely result in a lower aggregate sale price, but more rapid distribution of Dissolution Proceeds to the Limited Partners, as compared to a series of individual property sale transactions.


     Although there have not been a significant number of comparable sales within the last twelve months, based on recent offers, input from commercial real estate brokers in the local markets, and other indications of interest from third parties, and on the appraised value of the Partnership's remaining properties, the General Partner anticipates that the properties could be sold for an aggregate price ranging from approximately $25,000,000 to $30,000,000, depending upon, among other things, whether the properties are sold quickly as a portfolio to a single purchaser or if the properties are sold individually or in groups of assets over a more extended period of months or years. Assuming, for purposes of illustration, that the remaining properties were sold all at once for an aggregate price equal to their appraised value as of January 1, 1996, the General Partner believes that approximately $27,900,000 (the "Dissolution Proceeds") of such amount would be available for distribution after deducting estimated fees and expenses of the sale which currently are anticipated to total approximately $1,600,000 (the "Selling Expenses"). The estimated Dissolution Proceeds do not take into account any operating expenses or any net income or net loss of the Partnership for any period prior to the time the remaining properties are sold, which could affect the amount of Dissolution Proceeds actually available for distribution to the Limited Partners.


     The Dissolution Proceeds would be distributed to the Limited Partners. Assuming Dissolution Proceeds of $27,900,000, for each $1,000 invested in the Partnership, the Limited Partners would receive out of the Dissolution Proceeds approximately $531 (the "Distribution Per Interest"). This compares favorably to recent prices at which Interests have traded in the limited secondary market for the Interests and to prices offered in recent third-party tender offers for Interests including the January 24, 1997 tender from Madison Partnership Liquidity Investors XVI that is currently open. Certain information regarding these prices is attached as Exhibit B to this Consent Solicitation. Assuming the Selling Expenses remain fixed, and without giving effect to any operating expenses or net income or net loss of the Partnership for any period prior to the sale of the remaining properties, each such $1,000 investment by the Limited Partners would entitle the Limited Partner to receive Dissolution Proceeds of approximately $19 more or less than the Distribution Per Interest for each

$1,000,000 increment that actual Dissolution Proceeds exceed or are less than $27,900,000. See "Interest of the General Partner in the Dissolution" below.


     The foregoing estimates are presented for the Limited Partners' reference only and should not be relied upon in determining whether to consent to the Dissolution. The estimates are based on a variety of assumptions relating to the remaining properties, general business and economic conditions and other matters, which are subject to significant uncertainties and contingencies, many of which are beyond the Partnership's control. Such estimates are inherently imprecise and there can be no assurance that they will be realized. They also do not give effect to the operating expenses or net income or net loss of the Partnership for any period prior to the time the remaining properties are sold, which could affect the amount of Dissolution Proceeds available for distribution. For these reasons, the actual proceeds to be received by the Limited Partners may vary materially from the Distribution Per Unit, and therefore possibly be substantially less.


     The timing of the Limited Partners' receipt of any Dissolution Proceeds will depend on when a sale or other disposition of the Partnership's properties can be completed, which cannot be predicted. As has been true in the past, the timing and manner (e.g., bulk-sale versus individual property sales) of any sales of properties will be determined by the General Partner in its discretion, based on its assessment of the benefits to the Limited Partners of holding the properties versus an immediate sale, including the availability of prospective buyers as well as other factors. There is no current agreement or understanding to sell or dispose of any property, and there can be no assurance as to when any or all of the remaining Partnership properties can be sold or disposed of or when any Dissolution Proceeds will actually be distributed. The General Partner will endeavor to distribute funds as expeditiously as possible after any sale.

LIQUIDATION AND WINDING UP

     Pursuant to the Partnership Agreement, if the Dissolution is consented to by the requisite number of Limited Partners, the General Partner is to take full account of the Partnership's assets and liabilities, liquidate the Partnership's assets and discharge or make adequate provision for the liabilities of the Partnership in the following order:

          (a) First, to creditors, including partners to the extent permitted by law, in satisfaction of liabilities of the Partnership other than liabilities for distribution to partners;

          (b) Second, to discharge or make adequate provision for all Partnership liabilities for distributions to partners and former partners;

          (c) After all such liabilities have been either discharged or adequately provided for, to the partners, in proportion to their "Adjusted Capital Accounts" (as defined in the Partnership Agreement), after giving effect to all contributions and distributions and reallocations for all periods, including the period during which such distribution occurs, in an amount equal to the sum of the partners' Adjusted Capital Account; and

          (d) the balance, if any, 99% to the Limited Partners and 1% to the General Partner.


     It is not anticipated that the General Partner will receive any of the proceeds from the Dissolution. The General Partner is not aware of any liabilities or obligations of the Partnership, contingent or otherwise, except as set forth on the Partnership's balance sheet included as part of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (a copy of which accompanies this Consent Solicitation and is incorporated herein by reference) and liabilities and obligations incurred since September 30, 1996 in the ordinary course of the Partnership's business.


     Upon approval of the Dissolution, the General Partner will use its best efforts to accomplish a sale or other disposition of the Partnership's remaining properties upon terms and conditions which the General Partner deems consistent with obtaining fair value for the properties. Although none of the terms of the sale of the Partnership's remaining properties can be determined at present, the General Partner currently intends not to sell or dispose of the remaining properties except for cash or cash equivalents. If necessary or appropriate, however, the Partnership may extend seller financing in connection with the sale of one or more properties in the form of secured promissory notes from the buyers. Market conditions permitting, the General Partner would seek to complete the liquidation (including the establishment of a liquidating trust to distribute the proceeds of any promissory notes received from buyers) within a reasonable period of time; however, there will be no specified period of time for completing the winding up process.

CERTAIN CONSIDERATIONS

     The General Partner cannot predict when any of the Partnership's properties can be sold or disposed of, or when the eventual liquidation will occur, nor can the General Partner estimate the amount of Proceeds that will be available to distribute to the Limited Partners upon the sale or other disposition of the Partnership's remaining properties and completion of the liquidation. Moreover, there can be no assurance that the properties will be sold or disposed of at a price equal to their appraised value or that the value of the properties will not increase after they are sold or disposed of by the Partnership.

     In considering whether to approve the Dissolution, the Limited Partners should bear in mind that the General Partner has broad discretion to manage the business and affairs of the Partnership. If the Dissolution is not adopted, the General Partner intends to continue to manage the Partnership and its properties substantially as they are currently being managed and to continue to entertain and consider indications of interest from third parties to acquire all or a portion of the Partnership's properties. There can be no assurance that the Dissolution will result in greater returns to the Limited Partners than a continuation of the Partnership and eventual sale or disposition of its properties at a later time.


     For the three years beginning January 1, 1993, the General Partner received an annual asset management fee from the Partnership equal to 0.75% of the aggregate appraised value of the Partnership's properties. As mandated by the 1993 Solicitation, the fee was reduced by 10 "basis" points (e.g., from 0.75% to 0.65%) beginning January 1, 1997 and will be reduced 10 "basis" points for each year thereafter until the liquidation of the remaining properties is completed.


     In seeking to sell or dispose of the Partnership's remaining properties if the Dissolution is approved, the General Partner does not intend to place any restrictions on indications of interest it may solicit from third parties in connection with the Dissolution. The Limited Partners are advised in this regard that, because of the General Partner's long-standing experience with the Partnership properties, transactions may be structured that provide that the General Partner or its affiliates agree to continue managing the Partnership's properties following their sale, to make or retain an investment interest in the properties, or otherwise to participate or be involved in a transaction entered into pursuant to the Dissolution.

     If the Limited Partners consent to the Dissolution, they also will be deemed to have consented to any transaction that may be undertaken to accomplish the liquidation and winding up of the Partnership and will not be entitled to approve or disapprove of any such transaction, including transactions which may involve the General Partner's participation or involvement. However, a "Reorganization Transaction" (as defined in the Partnership Agreement) sponsored by the General Partner or its affiliates would continue to require approval of 80% in interest of the Limited Partners. There is no current agreement or understanding with respect to any Reorganization Transaction.

     Neither Delaware law nor the Partnership Agreement provides the Limited Partners with any right to dissent from, or seek an independent appraisal of, the value of the Partnership or its assets. Thus, the Limited Partners will be bound to accept the consideration upon the sale of the Partnership's properties if the Dissolution is consented to by the Limited Partners.

RECOMMENDATION OF THE GENERAL PARTNER



     THE GENERAL PARTNER BELIEVES THAT THE DISSOLUTION IS IN THE BEST INTERESTS OF THE LIMITED PARTNERS AND RECOMMENDS THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.


                             PARTNERSHIP PROPERTIES

     The following table sets forth certain information with respect to the Partnership's remaining properties:


                                                                         PERCENTAGE
                                                                           LEASED          APPRAISED
                                                                        -------------        VALUE
                                                                                          -----------
                                                     GROSS LEASABLE     SEPTEMBER 30,     JANUARY 1,
                     PROPERTY                        AREA (SQ. FT.)     1996     1995        1996
---------------------------------------------------  --------------     ----     ----     -----------
Cooper Village Shopping Center(1) Mesa, AZ.........       59,978         80%      95%     $ 3,735,000
Creekridge Center
Bloomington, MN....................................       81,835         98%      87%       6,700,000
Iomega Roy, UT.....................................      210,165        100%     100%       9,000,000
Kennedy Corporate Center-I Palantine, IL...........       39,933         98%      98%       2,680,000
Ladera-II Shopping Center(2) Albuquerque, NM.......       35,094        100%     100%       2,400,000
Lakeland Industrial Park Milwaukee, WI.............      209,840        100%      94%       5,000,000
                                                         -------        ---      ---      -----------
          Total....................................      636,845         98%      96%     $29,515,000
                                                         =======        ===      ===      ===========


---------------
(1) Cooper Village Shopping Center's totals represent the Partnership's 58% interest in square footage and appraised value. The property lost one of its anchor tenants in April 1995, when The Boston Stores went bankrupt and vacated its 16,800 square foot space.


(2) Damson/Birtcher Realty Income Fund-I, an affiliated limited partnership, owns Ladera-I Shopping Center, which is contiguous to Ladera-II Shopping Center. Walgreens, an anchor tenant of Ladera-I Shopping Center, vacated its 13,000 square foot space in April 1995. The vacant space may impair the sales value of Ladera-II Shopping Center.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     As stated above, if the Dissolution is consented to by the Limited Partners, the General Partner will seek to sell and liquidate the Partnership's remaining properties and distribute the proceeds to Limited Partners after payment of certain expenses and priority items as described above under "Description of Dissolution -- Liquidation and Winding Up." Such sale and distribution will result in certain federal income tax consequences described below. Section references below are to the Internal Revenue Code of 1986, as amended (the "Code").

IN GENERAL

     As long as the Partnership is treated as a partnership for federal income tax purposes, it will not be subject to federal income tax. Rather, each Limited Partner and the General Partner is required to report on his or her own federal income tax return its share of the Partnership items of income, gain, loss, deduction and credit, including amounts realized on the sale of the Partnership's properties. Accordingly, each Limited Partner may be subject to tax on its distributive share of Partnership income regardless of whether the Limited Partner receives any cash distribution. Each Limited Partner's basis in its Interest is increased by the amount by which the Limited Partner's distributable share of income exceeds any distributions made or deemed to be made (e.g., as a result of the reduction of his or her share of partnership liability) to it during such year.

LOSS OR GAIN FROM SALE OF PARTNERSHIP PROPERTY

     Partnership real property and depreciable property used in the Partnership's business (which is not held for sale to customers in the ordinary course of business) and held more than one year is "section 1231 property." Losses realized by the Partnership from the sale of section 1231 property generally will constitute "passive activity losses" with respect to a Limited Partner, other than certain Limited Partners eligible to treat all of their rental real estate activities as a single activity. Passive activity losses generally can only offset passive activity income; however, upon completion of the liquidation of the Partnership if the Dissolution is consented to by the Limited Partners, the Limited Partner's share of any losses from the Partnership previously suspended pursuant to the passive activity loss rules may be used, first, to offset the gain, if any, realized as a result of the liquidation and, then, to offset certain taxable income from other sources.

     If realized, any gain will be "section 1231 gain" except as to depreciation subject to recapture under section 1245 of the Code and rent recapture under section 467 of the Code. A Limited Partner's share of any section 1231 gain from the Partnership in any year will first offset any current passive activity losses and suspended passive activity losses from the Partnership and other passive activities of the Limited Partner; any excess will be combined with any other section 1231 gains or losses (exclusive of passive activity losses) incurred by the Limited Partner from such Limited Partner's other investments. Since the Partnership's properties were originally acquired without the use of mortgage loans or other leverage for prices that substantially exceeded their most recent appraised values, it is anticipated that any section 1231 gain realized from the sale of a single Partnership property will be offset by losses realized from the sale of other Partnership properties. If the section 1231 gains exceed the section 1231 losses, such net gains will be treated as long-term capital gains. However, a Limited Partner's net section 1231 gains will be treated as ordinary income (rather than capital gain) to the extent of such taxpayer's net section 1231 losses within the preceding five years.

     The distribution of cash to a Limited Partner pursuant to the Dissolution may give rise to taxable loss (or gain), with the amount of taxable loss (or gain) realized equal to the difference between (i) the amount of cash received plus such Limited Partner's share of any reduction of Partnership liabilities and (ii) the tax basis of its Interest.

     Loss (or gain) realized on the liquidation will be treated as capital loss (or gain), and will be long-term if the Limited Partner has held its Interest for more than one year when the liquidation of the Partnership is consummated. Capital losses generally are deductible only to the extent of capital gains plus, in the case of a non-corporate Limited Partner, up to $3,000 of ordinary income. Capital losses realized upon the liquidation may be utilized to offset capital gains from other sources and may be carried forward, subject to applicable limitations.

     The foregoing is a summary only, and special considerations may be applicable to particular types of Limited Partners. Each Limited Partner is advised to consult its own tax advisor regarding the specific tax consequences of the Dissolution, under the federal income tax laws, as well applicable state, local, foreign or other tax laws not discussed herein.

                   CONSENT REQUIREMENTS AND WRITTEN CONSENTS

RECORD DATE


     The General Partner has fixed 5:00 P.M. Eastern Time on February 15, 1997, three days before the date this Consent Solicitation is first being mailed to the Limited Partners, as the record date (the "Record Date") for determining the Limited Partners entitled to notice of and to act on the Dissolution. As of the close of business on the Record Date, the General Partner anticipates that there will be approximately 6,693 Limited Partners of record.

COMPLETION OF CONSENTS; DEADLINE FOR CONSENTING


     A form of written consent (the "Consent") accompanies this Consent Solicitation. Under the terms of the Partnership Agreement, the deadline for consenting may not be less than 10 nor more than 50 days following the mailing to the Limited Partners. EACH LIMITED PARTNER IS URGED TO COMPLETE, SIGN, DATE AND RETURN THE CONSENT BY NOT LATER THAN APRIL 7, 1997 (THE "CONSENT DEADLINE"), WHICH IS THE DATE 50 DAYS FOLLOWING THE MAILING OF THIS CONSENT SOLICITATION. This date may be extended from time to time by the General Partner in its discretion until not later than December 31, 1997, subject to applicable requirements to update this Consent Solicitation.



     A postage-paid, pre-addressed envelope has been provided for the Limited Partners' convenience in returning Consents. Completed Consents should be returned as soon as possible to The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201. Limited Partners may also return their Consents to the General Partner, c/o The Herman Group, Inc. via facsimile at 214-999-9323; Attention: Birtcher Partnerships. Consents may be marked either "FOR," "AGAINST," or "ABSTAIN" with respect to the Dissolution. If a Limited Partner fails to return a Consent, or returns a Consent marked "ABSTAIN," it will have the same effect as a disapproval of the Dissolution. If a Consent is returned signed, but not marked "AGAINST" or "ABSTAIN," the Limited Partner will be deemed to have consented to the Dissolution. THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.


APPROVAL OF DISSOLUTION

     The Dissolution will be approved if consented to by the Consent Deadline by a majority in interest of the Limited Partners as determined based upon the Partnership's total original "Invested Capital" (as defined in the Partnership Agreement) of $52,587,847.

REVOCATION OF CONSENTS

     A Consent may be revoked by a Limited Partner by delivery to the General Partner of a subsequent writing revoking the Consent. The writing must bear a later date than the previously executed Consent and must be signed by the Limited Partner. To be effective, any such revocation must be received by The Herman Group, Inc. or the General Partner, as described above, on or before the Consent Deadline or such earlier date as of which the Dissolution shall have been consented to by the requisite number of Limited Partners.

EXPENSES OF SOLICITATION


     The Partnership will bear all expenses of the solicitation of Consents, whether or not the Dissolution is approved. After this Consent Solicitation is mailed to the Limited Partners, Consents may be solicited by means of the mails, facsimile transmissions, telephone or telegraph by the General Partner and its general partners, as well as by their respective partners, regular employees and affiliates, none of whom will receive any special or additional compensation for their services. The Partnership has retained The Herman Group, Inc., an independent solicitation firm, to aid in the solicitation of Consents. The cost to the Partnership of doing so is currently estimated to be $112,000.



     The General Partner will request brokers, nominees and other fiduciaries and custodians who hold Interests in their names to furnish this Consent Solicitation and any accompanying materials to the beneficial owners of such Interests. The Partnership will reimburse such persons, if requested, for their reasonable fees and expenses incurred in complying with this request.



     IF YOU ARE A LIMITED PARTNER ON THE RECORD DATE, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING CONSENT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE, BUT IN ANY EVENT PRIOR TO THE CONSENT DEADLINE.

               INTEREST OF THE GENERAL PARTNER IN THE DISSOLUTION

GENERAL

     Under subsection 9.1.8 of the Partnership Agreement, the General Partner and its affiliates are entitled to a property disposition fee for real estate brokerage services rendered in connection with the sale or disposition of the Partnership's properties, including any sales or dispositions during the liquidation and winding up of the Partnership following the Dissolution. The fee is to be equal to 50% of the competitive real estate brokerage commission that would be charged by unaffiliated third parties providing comparable services in the area in which the property is located, but in no event more than 3% of the gross sale price of a property, and is to be reduced by the amount by which any brokerage or similar commissions paid to any unaffiliated third parties in connection with the sale of the property exceed 3% of the gross sale price. The fee is not payable, however, unless and to the extent that the sale price of the property in question, net of any other brokerage commissions (but not other costs of sale), exceeds the appraised value of the property as of January 1, 1993.

DISSOLUTION PROCEEDS

     Subject to the payment of certain expenses and priority items as described above under "Description of Dissolution -- Liquidation and Winding Up," the General Partner would be entitled to receive 1% of the net proceeds available for distribution to the Partners resulting from sales or other dispositions of the Partnership's remaining properties pursuant to the Dissolution. However, if the Partnership's properties are sold for an aggregate price within the anticipated range, the General Partner will not receive any of the sales proceeds. If the Dissolution were not consented to, it is unlikely that the General Partner would receive any portion of the proceeds from future sales of the Partnership's properties in the ordinary course of its business.

POTENTIAL CONFLICT OF INTEREST


     LF Special Fund I, L.P. ("Liquidity Fund I"), one of the general partners of the General Partner, owes a fiduciary duty to the Limited Partners of the Partnership. The general partner of Liquidity Fund I also owes a fiduciary duty to the third parties who invested in Liquidity Fund I as its limited partners. These relationships may create a conflict of interest in connection with Liquidity Fund I's evaluation and recommendation of the Dissolution. See "Management."


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     According to information available from the Partnership's transfer agent and public records, as of the date of this Consent Solicitation, no person or entity owned beneficially 5% or more of the outstanding Interests. The Partnership has not issued any options, warrants or other rights to purchase securities of the Partnership, nor has the General Partner loaned money to the Partnership.


     As a partnership, the Partnership has neither officers nor directors. Moreover, as of December 31, 1996, neither the General Partner nor its partners, or the partners, directors or officers of its partners, owned beneficially any Interests. Although certain family members of the partners of the General Partner hold Interests, such Interests in the aggregate represent less than 1% of all Interests outstanding.

                                   MANAGEMENT

     The Partnership is a limited partnership and, as such, has no executive officers or directors. The General Partner of the Partnership is Birtcher/Liquidity Properties, a California general partnership, of which Birtcher Investors, a California limited partnership, and Equity Properties, Inc. ("Equity"), a wholly owned subsidiary of Damson Oil Corporation, were the original general partners.

     In December 1989, LF Special Fund I, L.P., an affiliate of Liquidity Financial Group, L.P., purchased all of Equity's economic interest in the General Partner and on December 31, 1992 was substituted as a general partner of the General Partner. Under the terms of the General Partner's partnership agreement, Birtcher Investors remains responsible for the day-to-day management of the Partnership's assets.

     The following sets forth certain biographical information with respect to the respective general partners and officers of Birtcher Investors and Liquidity Fund I:

BIRTCHER PARTNERS


     ARTHUR B. BIRTCHER. Mr. Birtcher, age 57, is a member of the Board of Directors of Birtcher Enterprises. Since 1961, he has been active in the management of all Birtcher-affiliated real estate companies (collectively, "The Birtcher Organization") and has been primarily responsible for the financial and legal administration of The Birtcher Organization's real estate projects as well as the organization and administration of its regional offices nationwide. He is active in the management of a diversified portfolio of real estate across the United States, with his brother, Ronald E. Birtcher. In 1996, The Birtcher Organization maintained a network of ten domestic regional offices in eight states. Often recognized for his many achievements, Mr. Birtcher was named Developer of the Year by NAIOP in 1989 and was voted Real Estate Man of the Year in 1985 by the Real Estate and Construction division of the Anti-Defamation League of B'nai B'rith. His numerous professional and community affiliations include: Board of Trustees positions with University of San Diego and Mount St. Mary's College; American Business Conference; U.S. Papal Foundation; Mission Hospital Regional Medical Center; Policy Advisory Board of the Center for Real Estate and Urban Economics for the University of California, Berkeley; International Business Advisors for the University of San Diego; Orange County United Way; and, O.P.T.I.M.A. Prevention and Treatment Integrated Medical Assistance. Mr. Birtcher is also chairman of the board for the South County Community Clinic and the Mission San Juan Capistrano Restoration Fund; a member of the National Society of Real Estate Finance; a Land Board and Construction Board member of the Catholic Diocese of Orange County; a member of the Equestrian Order of the Knights of the Holy Sepulcher; and, a member of the Order of the Knights of Malta, where he is designated a steward of St. Peter. In addition, he is a leader in gang intervention programs that deal with emergency and long-term prevention in South Orange County. Mr. Birtcher is a graduate of Claremont Men's College and holds a bachelor of arts degree in business economics. He also is a general partner of affiliated partnerships which serve as the general partner of Damson/Birtcher Realty Income Fund-I and Real Estate Income Partners III, both of which are public partnerships.


     RONALD E. BIRTCHER. Mr. Birtcher, age 65, is a member of the Board of Directors of Birtcher Enterprises. Since 1967, Mr. Birtcher has been active in the management of all of the Birtcher real estate companies, and is primarily responsible for evaluating proposed real estate development projects, which encompasses architectural design, construction, market research, lease negotiation and sales. He joined The Birtcher Organization in 1951 to engage in the real estate development business with his father, Fayette E. Birtcher, who founded the family business in 1939. He is active in the management of a diversified portfolio of real estate nationwide, with his brother, Arthur B. Birtcher. Mr. Birtcher holds a bachelor of arts degree in business administration from the University of Arizona. His many accolades include: election to Lambda Alpha, an honorary land economics society; Developer of the Year awarded by the NAIOP in 1989; the Medal of Honor from the Building Industry Association (the association's highest award); the Entrepreneur of the Year awarded in 1991 by the United States-Mexico Foundation; and, the 1994 Sumigarden Award presented at the annual UCI Real Estate Conference. Mr. Birtcher's professional affiliations include membership in the National Association of Industrial and Office Parks; he serves as a board member for a number of community organizations such as the Wellness Clinic and Coachella Valley Tomorrow (Palm Springs area economic development council); and, he is Chairman of the Advisory Board to the University of California, Irvine, Graduate School of Management in Real Estate. In addition, Mr. Birtcher has been the director and past president of the YMCA Camping Association of Orange County, past president and elder of the San Juan Capistrano Presbyterian Church, and past chairman of the Orange County Sheriff's Association. Mr. Birtcher is also a general partner of affiliated partnerships which serve as the general partner of Damson/Birtcher Realty Income Fund-I and Real Estate Income Partners III, both of which are public partnerships.

     ROBERT M. ANDERSON. Mr. Anderson, age 38, is Co-chairman of the Board of Directors of Birtcher Enterprises and President of Birtcher Property Services. A member of The Birtcher Organization since 1988, he is responsible for the operation and management of over six million square feet of real estate for the Birtcher family and a variety of clients including various public institutions, private institutions, and private individuals. He oversees all third-party real estate services activity including asset management, property management, property acquisitions and property dispositions. Mr. Anderson heads up the day-to-day management team responsible for the Partnership's properties. Prior to joining The Birtcher Organization, he worked at the Irvine Company, a Newport Beach, California based land owner and real estate developer, where he was responsible for project finance and capital markets activity. He is also active in a variety of real estate industry groups and charitable organizations. Mr. Anderson received a bachelor of arts degrees in Economics and Accounting from Augustana College and holds a masters in business administration from Harvard Business School. Mr. Anderson is the son-in-law of Mr. Arthur B. Birtcher.

     MICHAEL S. BUZAR. Mr. Buzar, age 44, has been involved in the sale, leasing, management and marketing of commercial real estate since 1978. He joined The Birtcher Organization as a senior vice president of marketing and leasing in 1988. In November 1991, he was promoted to Asset Manager, responsible for all aspects of the performance of the Partnership's portfolio. Prior to joining The Birtcher Organization, Mr. Buzar served as vice president of marketing and leasing for the Birtcher/Welsh joint venture from 1985 through 1987. From 1978 to December 1985, he was an industrial specialist in Minneapolis /St. Paul, Minnesota at Coldwell Banker Commercial Real Estate Services (now CB Commercial Real Estate Group), a national real estate brokerage company. Mr. Buzar holds a bachelor of arts degree from the University of Michigan, and he is a licensed real estate broker in the State of Minnesota. He maintains various professional affiliations, including memberships in the International Council of Shopping Centers and the National Association of Realtors.

LF SPECIAL FUND I, L.P.

     RICHARD G. WOLLACK. Mr. Wollack, age 51, joined Koll Real Estate Services (formerly Koll Holding) in 1995 as its Executive Vice President and Chief Financial Officer and became President of its investment advisory subsidiary, Koll Investment Management ("Koll") in 1996. Koll is one the nation's largest property services firms with over 175 million square feet of assets managed in over 275 U.S. cities. Prior to joining Koll, Mr. Wollack founded, in 1980, Liquidity Fund, the country's largest purchaser of real estate limited partnership interests in the secondary market. In 1995, Koll acquired from Liquidity Fund two lines of business: i) investment management of traded real estate equity securities, most particularly REITs; and, ii) the National Real Estate Index (the "Index") research and publishing company. The Index databases, developed in the course of analyzing property assets over the last fifteen years, contains in-depth information on over 300 traded real estate securities and 45,000 property transactions and provides the foundation for the various National Real Estate Index products, published in cooperation with Ernst & Young. The Index is the nation's only transaction-based research service (used by over 1,500 firms) and reports in-depth data and trends on the 65 largest U.S. markets each quarter.

     Mr. Wollack has been involved in all phases of the real estate investment business since 1971, when he was co-founder and president of First Capital Companies, a large investment manager now based in Chicago. From 1981 to 1986 (when it was sold) he was a principal and co-president of Consolidated Capital, at the time one of the nation's largest real estate investment firms. In total, he has been a principal in dozens of real estate entities capitalized at over $2 billion. He is widely known throughout the real estate and financial communities, is involved in numerous industry activities and is a nationally recognized speaker and author. Mr. Wollack holds a bachelor of arts degree from University of Illinois and a masters of business administration with distinction from Stanford Graduate School of Business. He is currently a member of the Board of Advisors of the Institutional Real Estate Index. Mr. Wollack is also a licensed real estate broker in the State of California and he maintains his designation as a Principal and Financial Principal with the NASD.

     BRENT R. DONALDSON. Brent R. Donaldson, age 43, is co-founder and president of the Liquidity Financial Group companies and its predecessors ("LFG"). He has been responsible for the growth and managed the operations of LFG since inception in 1980. Mr. Donaldson has pioneered research and trading in otherwise illiquid real estate securities -- originally real estate limited partnerships ("RELPs") and more recently institutional commingled real estate funds ("CREFs"). He has managed accounts and conducted research in real estate investment trusts ("REITs") and participated in the creation and publishing of the National Real Estate Index, the nation's largest transaction-based real estate index. Most recently, Mr. Donaldson has established LFG as an advisor to listed REITs or "opportunity funds" in acquisitions of property portfolios.

     In 1980, under Mr. Donaldson's leadership, LFG created the partnership secondary market, leading that market for 14 years in both assets under management and annual trading/transaction volume, as well as research coverage (focusing primarily on SEC registered partnerships which issued approximately $60 billion). Also under his management, LFG's investment advisor subsidiary has managed accounts in traded real estate equity securities, such as REITs, since 1987. Having invested in REITs and analyzed their performance during up and down markets for both properties and securities has provided perspective on valuation of equity portfolios in both public and private real estate markets. This line of LFG's business was recently sold to the Koll Companies in Newport Beach, California. In 1994, Mr. Donaldson expanded the activities of LFG's broker/dealer subsidiary conducting research on CREFs (in the context of valuation consulting) and he initiated the nation's first secondary market for institutional CREFs. Mr. Donaldson has used the information databases which LFG compiled over the years in providing investment advisory services to nationally known investors, managers, and institutions with respect to valuation and transactions -- particularly as related to portfolio acquisitions and tender offers. He is widely known throughout the real estate and financial communities, is involved in numerous industry activities and is a nationally recognized speaker and author. Mr. Donaldson holds a bachelor of arts degree from University of California, Davis and a masters of business administration from University of California, Berkeley, Graduate School of Business. He is currently a member of the Board of Advisors of the Real Estate Financial Journal and a past member of the National Association of Securities Dealers ("NASD") Direct Participation Subcommittee on Trading Standardization and the Securities Industry Association Direct Participation Committee. Mr. Donaldson also maintains his designation as a General Securities Principal with the NASD.

     In a matter not involving Damson/Birtcher Realty Income Fund-II or Birtcher/Liquidity Properties, in 1991, the NASD Business Conduct Committee for the Northern District of California initiated a complaint against Liquidity Fund Investment Corporation ("LFIC") alleging violations of the NASD's Rules of Fair Practice. Specifically, the complaint alleged that LFIC (i) bought and sold limited partnership units in the secondary market, from or to unaffiliated parties, subject to mark-ups or mark-downs in excess of the NASD's guidelines and (ii) failed to disclose the amount or existence of such mark-ups and mark-downs to buyers and sellers of limited partnership units. Brent Donaldson and Richard Wollack were also named as respondents in the complaint in their capacities as principals of LFIC. The complaint was settled as of January 3, 1992 on the following terms: the NASD made findings, which were neither admitted nor denied, of violations by LFIC and Mr. Donaldson of the NASD's guidelines with respect to mark-ups or mark-downs, and of the failure by LFIC (but not Mr. Donaldson) to disclose the amount of such mark-ups or mark-downs. Both allegations were dismissed as to Mr. Wollack. Under the settlement, LFIC was censured and fined $125,000 and Mr. Donaldson was censured and fined $7,500.

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

     The General Partner knows of no termination or change-in-control arrangement affecting the Partnership, except as contemplated by the Partnership Agreement. The Partnership Agreement provides generally that the bankruptcy or dissolution of the General Partner will cause a dissolution of the Partnership unless there is a remaining general partner that elects to continue the business of the Partnership. In the event there is no remaining general partner, the Partnership may nonetheless be continued by vote of a majority in interest of the Limited Partners. The Partnership Agreement also permits the General Partner to withdraw from the Partnership subject to certain conditions. In such event, the withdrawing General Partner is obliged to offer to resell its interest in the Partnership to the Partnership or, at its election, to convert its interest to that of a Limited Partner.

                             ADDITIONAL INFORMATION


     This Consent Solicitation is accompanied by copies of the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as filed with the Securities and Exchange Commission. The information in these reports is incorporated herein by reference. The exhibits to such reports are not included with this Consent Solicitation, but are available without charge to any person entitled to receive this Consent Solicitation, upon written request, from the General Partner, 27611 La Paz Road, P.O. Box 30009, Laguna Niguel, California 92607-0009; Attention: Damson/Birtcher Realty Income Fund-II. A requested exhibit will be furnished by first-class mail, as other equally prompt means, within two business days of such request.


                       BIRTCHER/LIQUIDITY PROPERTIES,
                       a California general partnership

                            By: Birtcher Investors, a California limited
                                partnership,
                               General Partner of Birtcher/Liquidity Properties

                               By: Birtcher Investments, a California general
                                  partnership, General Partner of Birtcher
                                   Investors

                                  By: Birtcher Limited, a California limited
                                      partnership,
                                     General Partner of Birtcher Investments

                                     By: BREICORP, a California corporation,
                                        formerly known as Birtcher Real Estate
                                        Inc., General Partner of Birtcher
                                         Limited

                                        By: /s/ Arthur B. Birtcher
                                           -------------------------------------
                                           Arthur B. Birtcher
                                           Co-chairman, BREICORP.

                                        By: /s/ Ronald E. Birtcher
                                           -------------------------------------
                                           Ronald E. Birtcher
                                           Co-chairman, BREICORP.

                                        By: /s/ Robert M. Anderson
                                           -------------------------------------
                                           Robert M. Anderson
                                           Executive Director, BREICORP

                       By: LF SPECIAL FUND I, L.P.,
                           a California limited partnership
                          General Partner of
                          Birtcher/Liquidity Properties

                          By: LIQUIDITY FUND ASSET MANAGEMENT, INC.,
                              a California corporation
                              General Partner of LF Special Fund I, L.P.

                              By: /s/ Richard G. Wollack
    ----------------------------------------------------------------------------
                                 Richard G. Wollack,
                                 Chairman, Liquidity Fund Asset
                                 Management, Inc.

                              By: /s/ Brent R. Donaldson
    ----------------------------------------------------------------------------
                                 Brent R. Donaldson,
                                 President, Liquidity Fund Asset
                                 Management, Inc.

Laguna Niguel, California

February 18, 1997

                                   EXHIBIT A

                       DISTRIBUTIONS TO LIMITED PARTNERS

     Following is a summary of distributions to the Limited Partners for the periods shown:


                                                               DISTRIBUTIONS PER $1,000 OF ORIGINAL
                                                                         INVESTED CAPITAL
                                                              ---------------------------------------
                                                              FROM OPERATIONS     FROM PROPERTY SALES
                                                              ---------------     -------------------
1996
1st Quarter.................................................      $  8.80                   N/A
2nd Quarter.................................................         8.70                   N/A
3rd Quarter.................................................         9.61                   N/A
4th Quarter.................................................        11.41               $ 13.71
1995
1st Quarter.................................................         8.40                   N/A
2nd Quarter.................................................         8.80                   N/A
3rd Quarter.................................................         8.80                   N/A
4th Quarter.................................................         8.80                   N/A
1994
1st Quarter.................................................         6.79                   N/A
2nd Quarter.................................................         8.00                   N/A
3rd Quarter.................................................         7.70                   N/A
4th Quarter.................................................         8.90                   N/A

Since Inception in 1984.....................................      $459.45               $ 13.71

                                   EXHIBIT B

                          RECENT SECONDARY TRADING AND
                            TENDER OFFER PRICES FOR
                           LIMITED PARTNER INTERESTS

     Following is a summary, based on information available to the General Partner, of prices at which Interests have been sold and purchased in secondary transactions (other than pursuant to a tender offer) during the periods shown and the number of such transactions. The General Partner is aware that this information is incomplete and that other, unreported transactions have occurred during the period shown. The prices shown are per $1,000 of original Invested Capital and do not give effect to any markups, markdowns, discounts or commissions which may have been paid in connection with the transactions.

                         1996 SECONDARY TRADING RANGES

                                                                                          NO. OF
                                                                                         INTERESTS
                             MONTH                                 LOW        HIGH        TRADED
---------------------------------------------------------------  -------     -------     ---------
November.......................................................  $360.00     $440.00        165
October........................................................   360.00      415.00         15
September......................................................   185.00      425.00        127
August.........................................................   307.50      400.00         54
July...........................................................   200.00      200.00         38
June...........................................................   182.50      381.41         16
May............................................................   360.00      360.73         13
April..........................................................   350.00      391.25        100
March..........................................................   350.00      369.80          2
February.......................................................   170.00      365.00         62
January........................................................   200.00      380.00          9

     The Interests also have been the subject of two recent tender offers by unaffiliated third parties, in each case for up to 4.9% of the outstanding Interests. The following table sets forth certain information with respect to these tender offers:


                                                    RECENT TENDER OFFERS
                                                -----------------------------
                                                  COMMENCEMENT        PRICE             NO. OF
           NAME OF TENDER OFFEROR                DATE OF TENDER      OFFERED      INTERESTS TENDERED
--------------------------------------------    -----------------    --------     ------------------
Madison Partnership Liquidity
  Investors XVI.............................    January 24, 1997     $ 305.00             open
Grape Investors, LLC........................    June 24, 1996        $ 170.00            1,198
Equity Resource Fund XVII...................    October 6, 1995      $ 210.00            1,130

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K
                 ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                           OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995       COMMISSION FILE NUMBER 0-14633

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  DELAWARE                                    13-3294820
(STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

  27611 LA PAZ ROAD, LAGUNA NIGUEL,           92656
CALIFORNIA                                    (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  (714) 643-7700
                        (REGISTRANT'S TELEPHONE NUMBER)

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                          NAME OF EACH EXCHANGE
             TITLE OF EACH CLASS                           ON WHICH REGISTERED
--------------------------------------------------------------------------------------------
NONE                                          NONE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months and (2) has been subject to such filing requirements for the past ninety days.

                            Yes   X          No

     -------------------------------------------------------------------------
     -------------------------------------------------------------------------

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or Information Statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

                      DOCUMENTS INCORPORATED BY REFERENCE

     PORTIONS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11 (COMMISSION FILE NO. 2-99421), DATED AUGUST 5, 1985, FILED UNDER THE SECURITIES ACT OF 1933 ARE INCORPORATED BY REFERENCE INTO PART IV OF THIS REPORT.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                           ANNUAL REPORT ON FORM 10-K
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                     INDEX

                                                                                         PAGE
                                                                                         ----
PART I
  Item 1.      Business................................................................    2
  Item 2.      Properties..............................................................    3
  Item 3.      Legal Proceedings.......................................................    3
  Item 4.      Submission of Matters to a Vote of Security Holders.....................    4

PART II
  Item 5.      Market for the Registrant's Limited Partnership Interests and Related
                 Security Holder Matters...............................................    4
  Item 6.      Selected Financial Data.................................................    4
  Item 7.      Management's Discussion and Analysis of Financial Condition and Results
                 of Operations.........................................................    5
  Item 8.      Financial Statements and Supplementary Data.............................   10
  Item 9.      Changes in and Disagreements with Accountants on Accounting and
                 Financial Disclosure..................................................   37

PART III
  Item 10.     Directors and Executive Officers of the Registrant......................   37
  Item 11.     Executive Compensation..................................................   37
  Item 12.     Security Ownership of Certain Beneficial Owners and Management..........   37
  Item 13.     Certain Relationships and Related Transactions..........................   38

PART IV
  Item 14.     Exhibits, Financial Statement Schedules and Reports on Form 8-K.........   38
  --           Signatures..............................................................   40

                                     PART I

ITEM 1.  BUSINESS

     Damson/Birtcher Realty Income Fund-II, Limited Partnership (the "Partnership") was formed on September 13, 1985, under the laws of the State of Delaware. The General Partner of the Partnership is Birtcher/Liquidity Properties, a general partnership, consisting of LF Special Fund I, L.P., a California limited partnership, and Birtcher Investors, a California limited partnership. The Partnership is engaged in the business of acquiring and operating existing income-producing office buildings, research and development facilities, shopping centers and other commercial or industrial properties as specified in its prospectus (Commission File No. 2-99421) dated September 27, 1985, as amended. See Item 2 for a description of the properties acquired by the Partnership.

     The Partnership commenced operations on November 14, 1985. The closing for the final admission of Limited Partners to the Partnership occurred on June 19, 1986. Total limited partners' capital contributions through that date aggregated $52,588,000.

     The Partnership acquired its properties entirely for cash, free and clear of mortgage indebtedness. However, the Partnership may incur mortgage indebtedness on its properties, primarily for the purpose of funding capital improvements to properties or obtaining financing proceeds for distribution to partners.

     The Partnership's objectives in operating the properties are: (i) to make regular quarterly cash distributions to the Partners, of which a portion will be tax sheltered; (ii) to achieve capital appreciation over a holding period of at least five years; and (iii) to preserve and protect the Partnership's capital. An Information Statement, dated May 5, 1993, mandates that the General Partner shall seek a vote of the Limited Partners no later than December 31, 1996, regarding prompt liquidation of the Partnership in the event that properties with appraised values as of January 1993, which constituted at least one-half of the aggregate appraised values of all Partnership properties as of that date, are not sold or under contract for sale by the end of 1996.

     Given the mandate of the May 5, 1993 Information Statement, the General Partner has decided to account for the Partnership's properties as assets held for sale, instead of for investment. Accordingly, the General Partner compared the carrying value of each property to its appraised value as of January 1, 1996. If the carrying value of a property and certain related assets was greater than its appraised value, less selling costs, the General Partner reduced the carrying value of the property by the difference. Using this methodology, Atrium Place, Kennedy Corporate Center, Lakeland Industrial Park and Cooper Village (58% interest), had carrying values greater than they had appraised values, and therefore reduced their carrying values to $829,000, $2,625,000, $4,929,000, and $3,704,000, respectively.

     The Partnership derives most of its revenue from rental income. Both Iomega Corporation and Delta Dental Corporation represent significant portions of such income. Rental income from Iomega Corporation totaled $1,120,000 in 1995, $1,207,000 in 1994 and $1,209,000 in 1993, or approximately 24%, 26% and 29%, respectively, of the Partnership's total rental income. Rental income from Delta Dental Corporation totaled $701,000 in 1995, $694,000 in 1994 and $643,000 in 1993, or approximately 16%, 15% and 16%, respectively, of the Partnership's total rental income.

     The Partnership's investments in real estate are subject to competition for tenants from similar types of properties in the vicinities in which they are located. The Partnership has no investments in real estate located outside the United States.

     The Partnership has no employees and, accordingly, the General Partner and its affiliates perform services on behalf of the Partnership in connection with administering the affairs of the Partnership and operating the Partnership's properties. The General Partner and its affiliates receive compensation in connection with such activities. See Item 11 and Note 4 to the Financial Statements in Item 8 for a description of such charges.

ITEM 2.  PROPERTIES

                                                                                                 NUMBER OF
                                                                                        NET       TENANT     PERCENTAGE
                            APPROXIMATE                                               RENTABLE    LEASES      OCCUPIED
    NAME/LOCATION/DATE       PURCHASE                                                 AREA IN      AS OF       AS OF
         ACQUIRED            PRICE(1)                     DESCRIPTION                 SQ. FT.    12/31/95     12/31/95
--------------------------  -----------     ----------------------------------------  --------   ---------   ----------
Atrium Place..............  $2,230,000      A single-story office building located     23,970         9          57%
Arlington Heights,                          on 1.74 acres of land.
Illinois
December 19, 1985
Lakeland Industrial          5,875,000      Nine one-story office/warehouse           209,840        16          96%
Park,.....................                  buildings located on 11.27 acres of
  Phases I-IV                               land.
Milwaukee, Wisconsin
December 19, 1985 and
November 25, 1986
Kennedy Corporate            4,599,000      Three-story office building located on     39,933         9          85%
Center,...................                  2.8 acres of land.
  Phase I
Palatine, Illinois
January 8, 1986
Iomega/Northpointe           7,980,000      Seven industrial/office buildings         210,165         7         100%
Center....................                  located on 16.6 acres of land.
Roy, Utah
January 31, 1986
Ladera Shopping Center,...   2,889,000      A neighborhood retail shopping center      35,094         6         100%
  Phase II                                  located on 3.8 acres of land.
Albuquerque, New Mexico
February 7, 1986
Creekridge Center.........  11,865,000      Two three-story office buildings located   81,835        14          91%
Bloomington, Minnesota                      on 5 acres of land.
September 23, 1986
Cooper Village............   4,789,000 (2)  A single-story shopping center located     59,978 (2)     22         96%
Mesa, Arizona                               on 10.88 acres of land.
December 30, 1987 and
December 30, 1988
                            -----------                                               -------
TOTAL.....................  $40,227,000                                               660,815
                            ===========                                               =======

---------------
(1) The purchase price does not include an allocable share of acquisition fees of $2,629,000 paid to the General Partner. Also, for certain properties, the purchase price has been reduced by cash received after acquisition under rental agreements for non-occupied space.

(2) An interest in Cooper Village was acquired by the Partnership through a general partnership, Cooper Village Partners ("CV Partners") consisting of the Partnership and Real Estate Income Partners III, Limited Partnership, an affiliated limited partnership. At December 31, 1995, the Partnership had a 58% interest in CV Partners. (See Note 3 to Financial Statements in Item 8 for a further discussion of the Partnership's interest in CV Partners.) The amounts shown herein for approximate purchase price and net rentable square feet represent 58% of the respective amounts for CV Partners.

ITEM 3.  LEGAL PROCEEDINGS

     The Partnership is not a party to any pending legal proceedings, other than ordinary routine litigation incidental to its business. It is the General Partner's belief that the outcome of these proceedings will not be material to the business, financial condition, or results of operations of the Partnership.

     NASD Matter. In a matter not directly involving the Partnership or its General Partner, in 1991, the National Association of Securities Dealers, Inc. (the "Association") Business Conduct Committee for the Northern District of California initiated a complaint against a broker-dealer affiliate of LF Special Fund I, L.P. (a general partner of the General Partner of the Partnership), alleging violations of the Association's Rules of Fair Practice. Specifically, the complaint alleged that the affiliate (1) bought and sold limited partnership units (but not interests in the Partnership) in the secondary market, from or to unaffiliated parties, subject to mark-ups or mark-downs in excess of the Association's guidelines and (ii) failed to disclose the amount or existence of such mark-ups and mark-downs to buyers and sellers of limited partnership units. Brent Donaldson and Richard Wollack, executive officers of LF Special Fund I, L.P., were also named as respondents in the complaint in their capacities as principals of the affiliate. The complaint was settled as of January 3, 1992 on the following terms: the Association made findings, which were neither admitted nor denied, of violations by the affiliate and Mr. Donaldson of the Association's guidelines with respect to mark-ups or mark-downs, and of the failure by the affiliate (but not Mr. Donaldson) to disclose the amount of such mark-ups or mark-downs. Both allegations were dismissed as to Mr. Wollack. The settlement further provided that the affiliate would be censured and fined $125,000 and that Mr. Donaldson would be censured and fined $7,500.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S LIMITED PARTNERSHIP INTERESTS AND RELATED SECURITY HOLDER MATTERS

     There is no public market for the limited partnership interests and a market is not expected to develop as such limited partnership interests are not publicly traded or freely transferable.

     As of February 29, 1996, the number of holders of the Partnership's interests is as follows:

            General Partner............................................        1
            Limited Partners...........................................    7,026
                                                                           -----
                                                                           7,027
                                                                           =====

     The Partnership makes quarterly cash distributions to its partners out of distributable cash pursuant to the Partnership's Agreement of Limited Partnership. Distributable cash is generally paid 99% to the Limited Partners and 1% to the General Partner.

     The Partnership has paid the following quarterly cash distributions to its Limited Partners:

           CALENDER
           QUARTERS           1996        1995        1994        1993        1992        1991
    ----------------------  --------    --------    --------    --------    --------    --------
    First.................  $463,000    $441,000    $358,000    $420,000    $416,000    $524,000
    Second................               462,000     421,000     262,000     372,000     394,000
    Third.................               462,000     405,000     200,000     457,000     394,000
    Fourth................               463,000     465,000     289,000     430,000     394,000

     The Limited Partners and the General Partner are entitled to receive quarterly cash distributions, as available, in the future.

ITEM 6.  SELECTED FINANCIAL DATA

                                                        YEAR ENDED DECEMBER 31,
                                  -------------------------------------------------------------------
                                     1995          1994          1993          1992          1991
                                  -----------   -----------   -----------   -----------   -----------
Total Revenues..................  $ 4,523,000   $ 4,637,000   $ 4,181,000   $ 4,043,000   $ 4,173,000
                                  ===========   ===========   ===========   ===========   ===========
Net Income (Loss):
  General Partner...............  $    (6,000)  $     5,000   $     5,000   $   (34,000)  $     2,000
  Limited Partners..............     (569,000)      457,000       541,000    (3,343,000)      204,000
                                  -----------   -----------   -----------   -----------   -----------
                                  $  (575,000)  $   462,000   $   546,000   $(3,377,000)  $   206,000
                                  ===========   ===========   ===========   ===========   ===========
Total Distributions:
  General Partner...............  $    18,000   $    17,000   $    12,000   $    17,000   $    17,000
                                  ===========   ===========   ===========   ===========   ===========
  Limited Partners..............  $ 1,828,000   $ 1,649,000   $ 1,171,000   $ 1,675,000   $ 1,706,000
                                  ===========   ===========   ===========   ===========   ===========
          Total Assets..........  $29,134,000   $31,496,000   $32,737,000   $33,483,000   $38,516,000
                                  ===========   ===========   ===========   ===========   ===========

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAPITAL RESOURCES AND LIQUIDITY

     The Partnership completed its acquisition program in December 1988 and is principally engaged in the operation of its properties. The Partnership's objective has been to hold its properties as long-term investments, although properties may be sold at any time, depending upon the General Partner's judgment of the anticipated remaining economic benefits of continued ownership. That notwithstanding, the Information Statement, dated May 5, 1993, as described below, mandates that the General Partner shall seek a vote of the Limited Partners no later than December 31, 1996, regarding prompt liquidation of the Partnership in the event that properties with appraised values as of January 1993, which constituted at least one-half of the aggregate appraised values of all Partnership properties as of that date, are not sold or under contract for sale by the end of 1996. Given the mandate of the May 5, 1993 Information Statement, the General Partner has decided to account for the Partnership's properties as assets held for sale instead of for investment. Working capital is and will be principally provided from the operation of the Partnership's properties and the working capital reserve established for the properties. The Partnership may incur mortgage indebtedness relating to such properties by borrowing funds primarily to fund capital improvements or to obtain financing proceeds for distribution to the partners.

     Distributions for the year ended December 31, 1995, represent net cash flow from operations of the Partnership's properties and interest earned on the temporary investment of working capital, reduced by current year capital reserve requirements. Future cash distributions will be made principally to the extent of cash flow attributable to the operations and sales of the Partnership's properties after capital reserve requirements. See Item 5 for a description of the Partnership's distribution history. The Partnership believes that the cash generated from its operations will provide the Partnership the funds necessary to meet all of its ordinary obligations.

     Certain of the Partnership's properties are not fully leased. The Partnership is actively marketing the vacant space in these properties, subject to the competitive environment in each of the market areas. To the extent the Partnership is not successful in maintaining or increasing occupancy levels at these properties, the Partnership's future cash flow and distributions may be reduced.

     In June 1993, the Partnership completed its solicitation of written consents from its Limited Partners. A majority in interest of the Partnership's Limited Partners approved each of the proposals contained in the Information Statement dated May 5, 1993. Those proposals have been implemented by amending the Partnership Agreement as contemplated by the Information Statement. The amendments include, among other things, the future payment of asset management and leasing fees to the General Partner and the elimination of the General Partner's residual interest and deferred leasing fees that were previously subordinated to return of the Limited Partners' 9% Preferential Return. See Item 8, Note 4 to the Financial Statements for discussion of fees paid to the General Partner for the year ended December 31, 1995.

     The General Partner elected to terminate the Partnership's Property Management Agreement with Glenborough Management Corporation ("Glenborough") effective November 1, 1993. On that date, the General Partner caused the Partnership to enter a new property management agreement with Birtcher Properties, an affiliate of the General Partner. Pursuant to the Partnership Management Agreements, Birtcher Properties will act as the Partnership's exclusive agent to operate, rent, manage and maintain the Partnership's properties. Birtcher Properties will perform substantially the same services that Glenborough performed during the previous two-year period at fees similar to (and not larger than) the fees it used to pay Glenborough, plus certain costs associated with property management, as before. The contracts are terminable upon a minimum of 60 days' written notice by either party. As before, the General Partner will continue to oversee the day-to-day management of the Partnership.

JANUARY 1, 1996 PROPERTY APPRAISALS AND NET ASSET VALUE

     In accordance with the terms of the Partnership Agreement, each year the Partnership secures an independent appraisal of each of the Partnership's properties as of January 1. Prior to the January 1, 1995 appraisals, the independent appraiser had estimated each property's "Investment Value," utilizing a seven to ten-year cash flow model to estimate value based upon an income approach.

     The amendment to the Partnership Agreement consented to by the Limited Partners in June 1993 mandates, among other things, that the General Partner seek a vote of (and provide an analysis and recommendation to) the Limited Partners no later than December 31, 1996 regarding the prompt liquidation of the Partnership in the event that properties with (then) current appraised values constituting at least one-half of the total (then) current appraised values of all of the Partnership's properties are not sold or under contract for sale by the end of 1996.

     Given this mandate, the General Partner has requested that the appraiser provide an assessment of value that reflects a shorter investment holding term. Although the General Partner does not currently have a specific liquidation plan for the Partnership's properties, it requested that the appraiser assume that the entire portfolio would be sold over four years, in connection with the January 1995 appraisals and over three years in connection with the January 1996 appraisals.

     Using the shorter-term investment methodology that is consistent with the mandate of the 1993 amendment to the Partnership Agreement, the appraiser estimated the value of the partnership's properties at January 1, 1996 to be $30,355,000, or $5,772 per $10,000 original investor subscription.

     Over the past year, the General Partner has examined several alternative methods to achieve the Partnership's goal of selling the Partnership's properties and liquidating the Partnership at the earliest practicable time consistent with achieving reasonable value for the Limited Partners' investment. As explained in the Partnership's May 5, 1993 Information Statement, "achieving reasonable value" has meant for the Partnership to balance receiving higher sales prices per property than their 1993 values while at the same time not waiting forever to sell at a theoretical "top of the market." Alternatives under consideration by the General Partner may include a property-by-property liquidation or selling all of the properties as a single portfolio. The General Partner has had preliminary discussions regarding disposition, in whole or in part, of the Partnership's properties with various potential purchasers of some or all of the Partnership's portfolio.

     In connection with its consideration of these alternatives, the General Partner has decided to treat its properties as held for sale, instead of for investment, for financial statement purposes. In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (see Note 2 to the Financial Statements in Item 8), the carrying value of these properties was evaluated to ensure that each property was carried on the Partnership's balance sheet at the lower of cost or fair value less selling costs. The General Partner estimated fair value for this purpose based on appraisals performed as of January 1, 1996. However, fair value can only be determined based upon sales to third parties, and sales proceeds could differ substantially.

     Based upon the General Partner's survey of the current marketplace, the General Partner believes, in fact, that in the relatively short term the Partnership's properties could generate sales prices that, in the aggregate, could be materially less than their aggregate appraised values based upon an "Investment Value" appraisal model. The amount of the possible variance between the aggregate appraised values and potential sales prices cannot be reliably estimated at this time, because of the numerous variables that could affect the sales prices, including but not limited to the time frame in which the properties must be sold, method of sale (property-by-property or single transaction), prevailing capitalization rates at which comparable properties are being sold at the time of the Partnership's sales, constantly changing local market conditions and the state of leasing negotiations and capital expenditures for the properties at the time of sale.

     The foregoing appraised value of the properties indicates an estimated net asset value of the Partnership of $31,498,000, or $5,990 per $10,000 of original investor subscription. (Net asset value represents the appraised value of the Partnership's properties, cash, and other assets, less all liabilities.) This equates to a net asset value of $299 per $500 par value of Partnership Interest. This compares to original purchase prices aggregating $7,716 and the January 1, 1995 appraised value of $5,902 per $10,000 of original investor subscription.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1995

     The decrease in rental income for the year ended December 31, 1995, as compared to 1994, was primarily attributable to the following factors: At Iomega, rental income decreased by $86,000, which was the result of the termination of a 19,400 square foot lease by Iomega Corporation at expiration in November 1994. At Creekridge, revenue decreased by $44,000, which was primarily the result of termination of two leases in March and April 1995. At Kennedy Corporate Center, revenue decreased by $68,000, which was primarily a result of reduced operating expense recoveries during 1995. The aforementioned decreases were partially offset by increased revenues at Lakeland Industrial Park due to an increase in occupancy level ($60,000).

     Interest income resulted from the temporary investment of Partnership working capital. The increase for the year ended December 31, 1995, as compared to 1994, was attributable to a higher rate-of-return on short-term investments achieved during 1995. In addition, other miscellaneous revenues increased by $11,000 in 1995.

     The decrease in operating expenses for the year ended December 1995, as compared to 1994, was primarily attributable to a decrease in parking repairs and maintenance, insurance and utilities at Lakeland Industrial Park.

     The increase in real estate taxes for the year ended December 31, 1995, was primarily attributable to an increase in real estate tax accrual at Kennedy Corporate Center due to anticipated higher tax assessment ($46,000). The aforementioned increase was partially offset by a decrease in real estate taxes at Atrium, which was a result of a $25,000 tax refund in 1995.

     General and administrative expenses for the year ended December 31, 1995 included charges of $415,000 from the General Partner and its affiliates for services rendered in connection with administering the affairs of the Partnership and operating the partnership's properties. Also included in general and administrative expenses are direct charges of $273,000 relating to audit and tax preparation fees, annual appraisal fees, legal fees, insurance, costs incurred in providing information to the Limited Partners and other miscellaneous costs.

     The increase in general and administrative expenses for the year ended December 31, 1995, as compared to 1994, was primarily attributable to an increase in legal and professional services, leasing fees paid to the General Partner and its affiliates for leasing services rendered in connection with leasing space in the Partnership's properties. In addition, appraisal fees and administrative wages were higher during 1995. The aforementioned increases were partially offset by a decrease in asset management fees.

     Given the mandate of the May 5, 1993 Information Statement, the General Partner has decided to account for the Partnership's properties as assets held for sale, instead of for investment. Accordingly, the General Partner compared the carrying value of each property to its appraised value as of January 1, 1996. If the carrying value of a property and certain related assets was greater than its appraised value, less selling costs, the General Partner reduced the carrying value of the property by the difference. Using this methodology, the General Partner determined that Atrium Place, Kennedy Corporate Center, Lakeland Industrial Park and Cooper Village (58% interest) had carrying values greater than their appraised values, and therefore reduced their carrying values by $167,000, $500,000, $40,000, and $789,000 to $829,000, $2,625,000, $4,929,000,
and $3,704,000 respectively.

YEAR ENDED DECEMBER 31, 1994

     The increase in rental income for the year ended December 31, 1994, as compared to 1993, was attributable to several factors. At Creekridge, Delta Dental's lease was successfully renegotiated in November 1993, which resulted in an additional 7,000-square foot occupancy for a 64-month term. In addition, three new leases commenced: Title One in December 1993, and Global Access and Independent Pension Consultants in January 1994. With the expansion of Delta Dental's lease and three new leases, 1994 rental income and operating expense recoveries increased by an aggregate of $138,000. At Kennedy Corporate Center, expansion of four existing tenants and commencement of a new lease with M.Z.M., Inc. in May 1994, increased rental income and operating expense recoveries by $192,000. Also, a tenant lease settlement of $25,000 was received from Wolowicki upon termination of its lease. At Lakeland, five new leases commenced: in August 1993 with Copper & Brass Sales, in July 1994 with Midwest Anodizing Corp., in August 1994 with Midwest Products & Engineering, in September 1994 with the Courtney Company and in November 1994 with Barefoot Grass Lawn. These leases encompassed an aggregate of 51,840 square feet and increased 1994 rental income and operating expenses recoveries by an aggregate of $74,000.

     Interest income resulted from the temporary investment of Partnership working capital. The increase for the year ended December 31, 1994, as compared to 1993, was attributable to an increase in working capital and a higher rate of return on short-term investments.

     The increase in operating expenses for the year ended December 31, 1994, as compared to 1993, was primarily attributable to an increase in roof replacement and repairs at Iomega ($15,000), an increase in legal and professional services relating to a minor tenant dispute and real estate tax appeal ($29,000) at Atrium, Lakeland and Ladera-II, an increase in building repairs, cleaning costs and maintenance ($22,000), HVAC repairs and maintenance ($22,000) and electricity costs ($24,000) at Creekridge.

     The decrease in real estate taxes for the year ended December 31, 1994, as compared to 1993, was primarily attributable to a lower tax assessment at Lakeland and Creekridge. The aforementioned decreases were partially offset by a higher tax assessment at Kennedy Corporate Center.

     General and administrative expenses for the year ended December 31, 1994 included charges of $372,000 from the General Partner and its affiliates for services rendered in connection with administering the affairs of the Partnership and operating the Partnership's properties. Also included in general and administrative expenses are direct charges of $266,000 relating to audit and tax preparation fees, annual appraisal fees, legal fees, insurance, costs incurred in providing information to the Limited Partners and other miscellaneous costs.

     The decrease in general and administrative expenses for the year ended December 31, 1994, as compared to 1993, was primarily attributable to a decrease in legal and professional services, consultant fees, printing, postage and mailing expenses relating to the Partnership's solicitation of the Limited Partners for the Information Statement administered in 1993. In addition, the charge for reimbursement of certain General Partner expenses allocated to the Partnership decreased in 1994.

     Provision was made for impairment loss if the General Partner determined that the carrying amount of the Partnership's investment in a real estate asset may not have been recoverable. The General Partner obtained third party appraisals on the Partnership's properties as required by the Partnership Agreement. If these appraisals indicated that certain of the Partnership's properties had market values below their then-current carrying values, the General Partner considered the appraisals and analyzed the current and anticipated market conditions of the respective properties and determined if an impairment had occurred. At December 31, 1994, after evaluation of Atrium Place, the General Partner estimated a $600,000 impairment of value as compared to its respective carrying value.

YEAR ENDED DECEMBER 31, 1993

     The increase in rental income for the year ended December 31, 1993, as compared to 1992, was attributable to several factors. At Kennedy, the expansion of two existing tenants (encompassing an aggregate 7,406 square feet), resulted in an increase in occupancy rate and an aggregate increase in rental income of $106,000. In addition, bad debt charge-offs of $72,000 were recorded in 1992, as a result of two tenant bankruptcies at Kennedy Corporate Center and Lakeland Industrial Park. These charge-offs had the effect of lowering 1992 revenue as compared to 1993. The aforementioned increases were partially offset by a decrease in rental income at Atrium Place, which resulted from the property's decrease in aggregate occupancy during 1993. The decreased occupancy (45% at December 31, 1993) reduced rental income by $130,000, when compared to 1992.

     Interest income resulted from the temporary investment of Partnership working capital. The decrease for the year ended December 31, 1993, as compared to 1992, was attributable to a reduced level of average working capital and a lower rate of return on short-term investments.

     The decrease in operating expenses for the year ended December 31, 1993, as compared to 1992, was primarily attributable to the decrease in legal and professional services relating to a tenant dispute and real estate tax appeals at Creekridge and Kennedy Corporate Center. The aforementioned decreases were partially offset by an increase in utilities, cleaning and HVAC repairs at Lakeland Industrial Park.

     The decrease in real estate taxes for the year ended December 31, 1993, as compared to 1992, was primarily attributable to a lower tax assessment at Atrium and Kennedy Corporate Center. The aforementioned decreases were partially offset by an increase in real estate tax expense at Creekridge. The increase was a result of a $134,000 tax refund in 1992, which had the effect of lowering 1992 tax expense.

     The decreases in depreciation expenses for the year ended December 31, 1993, as compared to 1992, were a result of a $3,850,000 adjustment to the carrying value of real estate assets during 1992. As part of this adjustment, the depreciable bases (buildings and improvements) of Atrium Place, Creekridge and Kennedy were reduced in December 1992, by $236,000, $2,822,000 and $370,000, respectively, with the remaining adjustment of $422,000 allocated to land.

     General and administrative expenses for the year ended December 31, 1993 included charges of $423,000 from the General Partner and its affiliates for services rendered in connection with administering the affairs of the Partnership and operating the Partnership's properties. Also included in general and administrative expenses are direct charges of $414,000 relating to audit and tax preparation fees, annual appraisal fees, legal fees, insurance, costs incurred in providing information to the Limited Partners and other miscellaneous costs.

     The increase in general and administrative expenses for the year ended December 31, 1993, as compared to 1992, was primarily attributable to the payment of asset management fees ($232,000) to the General Partner and its affiliates pursuant to the amended Partnership Agreement. In addition, legal and professional services, printing, postage and mailing expenses increased as a result of the Partnership's solicitation of the Limited Partners for the Information Statement.

     The General Partner elected to terminate the Partnership's Property Management Agreement with Glenborough Management Corporation ("Glenborough") effective November 1, 1993. On that date, the General Partner caused the Partnership to enter a new property management agreement with Birtcher Properties, an affiliate of the General Partner. Pursuant to the Partnership Management Agreement, Birtcher Properties will act as the Partnership's exclusive agent to operate, rent, manage and maintain the Partnership's properties. In its capacity as property manager for the Partnership's properties, Birtcher Properties will perform substantially the same services that Glenborough performed during the previous two-year period at fees similar to (and not larger than) the fees it used to pay Glenborough, plus certain costs associated with property management, as before. The contract is terminable upon a minimum of 60 days' written notice by either party. As before, the General Partner will continue to oversee the day-to-day management of the Partnership.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULE

                                                                                        PAGE
                                                                                        -----
DAMSON/BIRTCHER REALTY INCOME FUND-II, LIMITED PARTNERSHIP
Independent Auditors' Report..........................................................     11
Financial Statements:
  Balance Sheets as of December 31, 1995 and 1994.....................................     12
  Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993.......     13
  Statements of Changes in Partners' Capital for the Years Ended December 31, 1995,
     1994 and 1993....................................................................     14
  Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993.......     15
  Notes to Financial Statements.......................................................     16
Schedule:
  III -- Real Estate and Accumulated Depreciation as of December 31, 1995.............     24

     Information required by other schedules called for under Regulation S-X is either not applicable or is included in the financial statements.

COOPER VILLAGE PARTNERS (A GENERAL PARTNERSHIP)
Independent Auditors' Report..........................................................     26
Financial Statements:
  Balance Sheets as of December 31, 1995 and 1994.....................................     27
  Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993.......     28
  Statements of Changes in Partners' Capital for the Years Ended December 31, 1995,
     1994 and 1993....................................................................     29
  Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993.......     30
  Notes to Financial Statements.......................................................     31
Schedule:
  III -- Real Estate and Accumulated Depreciation as of December 31, 1995.............     36

     Information required by other schedules called for under Regulation S-X is either not applicable or is included in the financial statements.

                          INDEPENDENT AUDITORS' REPORT

To Birtcher/Liquidity Properties, as General Partner of
Damson/Birtcher Realty Income Fund-II, Limited Partnership:

     We have audited the financial statements of Damson/Birtcher Realty Income Fund-II, Limited Partnership as listed in the accompanying index. In connection with our audits of the financial statements, we also have audited the financial statement schedule listed in the accompanying index. These financial statements and the financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Damson/Birtcher Realty Income Fund-II, Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     As discussed in note 2 to the financial statements, on December 31, 1995, Damson/Birtcher Realty Income Fund-II adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

                                          KPMG PEAT MARWICK LLP

Orange County, California
March 28, 1996

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                   ----------------------------
                                                                      1995             1994
                                                                   -----------     ------------
ASSETS
Properties held for sale (net of valuation allowance of
  $707,000)......................................................  $23,387,000     $         --
                                                                   -----------     ------------
Investments in real estate, net:
  Land...........................................................           --        3,506,000
  Buildings and improvements.....................................           --       32,309,000
                                                                   -----------     ------------
                                                                            --       35,815,000
     Less accumulated depreciation...............................           --      (10,954,000)
                                                                   -----------     ------------
                                                                            --       24,861,000
Investment in Cooper Village Partners............................    3,892,000        4,817,000
Cash and cash equivalents........................................    1,055,000        1,058,000
Accounts receivable (net of allowance for doubtful accounts of
  $23,000 in 1994)...............................................       29,000           31,000
Accrued rent receivable..........................................      527,000          471,000
Prepaid expenses and other assets, net...........................      244,000          258,000
                                                                   -----------     ------------
                                                                   $29,134,000     $ 31,496,000
                                                                   ===========     ============
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued liabilities.........................  $   712,000     $    653,000
                                                                   -----------     ------------
Partners' capital (deficit):
  Limited Partners...............................................   28,590,000       30,987,000
  General Partner................................................     (168,000)        (144,000)
                                                                   -----------     ------------
                                                                    28,422,000       30,843,000
Commitments and contingencies....................................           --               --
                                                                   -----------     ------------
                                                                   $29,134,000     $ 31,496,000
                                                                   ===========     ============

   The accompanying notes are an integral part of these Financial Statements.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1995           1994           1993
                                                         ----------     ----------     ----------
REVENUES:
  Rental income........................................  $4,430,000     $4,569,000     $4,132,000
  Interest and other income............................      93,000         68,000         49,000
                                                         ----------     ----------     ----------
          Total revenues...............................   4,523,000      4,637,000      4,181,000
                                                         ----------     ----------     ----------
EXPENSES:
  Operating expenses...................................   1,111,000      1,139,000      1,011,000
  Real estate taxes....................................     722,000        705,000        715,000
  Depreciation and amortization........................   1,252,000      1,290,000      1,229,000
  General and administrative...........................     688,000        638,000        837,000
  Adjustment to carrying value of real estate..........     707,000        600,000             --
                                                         ----------     ----------     ----------
          Total expenses...............................   4,480,000      4,372,000      3,792,000
                                                         ----------     ----------     ----------
Income before equity in earnings (loss) of Cooper
  Village Partners.....................................      43,000        265,000        389,000
Equity in earnings (loss) of Cooper Village Partners...    (618,000)       197,000        157,000
                                                         ----------     ----------     ----------
NET INCOME (LOSS)......................................  $ (575,000)    $  462,000     $  546,000
                                                         ==========     ==========     ==========
NET INCOME (LOSS) ALLOCABLE TO:
  General Partner......................................  $   (6,000)    $    5,000     $    5,000
                                                         ==========     ==========     ==========
  Limited Partners.....................................  $ (569,000)    $  457,000     $  541,000
                                                         ==========     ==========     ==========

   The accompanying notes are an integral part of these Financial Statements.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                                  FOR THE YEARS ENDED
                                                           DECEMBER 31, 1995, 1994 AND 1993
                                                       -----------------------------------------
                                                        GENERAL        LIMITED
                                                        PARTNER       PARTNERS          TOTAL
                                                       ---------     -----------     -----------
Balance, December 31, 1992...........................  $(125,000)    $32,809,000     $32,684,000
  Net income.........................................      5,000         541,000         546,000
  Distributions......................................    (12,000)     (1,171,000)     (1,183,000)
                                                       ---------     -----------     -----------
Balance, December 31, 1993...........................   (132,000)     32,179,000      32,047,000
  Net income.........................................      5,000         457,000         462,000
  Distributions......................................    (17,000)     (1,649,000)     (1,666,000)
                                                       ---------     -----------     -----------
Balance, December 31, 1994...........................   (144,000)     30,987,000      30,843,000
  Net loss...........................................     (6,000)       (569,000)       (575,000)
  Distribution.......................................    (18,000)     (1,828,000)     (1,846,000)
                                                       ---------     -----------     -----------
Balance, December 31, 1995...........................  $(168,000)    $28,590,000     $28,422,000
                                                       =========     ===========     ===========

   The accompanying notes are an integral part of these Financial Statements.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1995            1994            1993
                                                      -----------     -----------     -----------
Cash flows from operating activities:
Net income (loss)...................................  $  (575,000)    $   462,000     $   546,000
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization.....................    1,252,000       1,290,000       1,229,000
  Equity in (earnings) loss of Cooper Village
     Partners.......................................      618,000        (197,000)       (157,000)
  Adjustment to carrying value of real estate.......      707,000         600,000              --
Changes in:
  Accounts receivable...............................        2,000          19,000          36,000
  Accrued rent receivable...........................      (56,000)       (271,000)        (48,000)
  Prepaid expenses and other assets.................      (61,000)        (29,000)       (164,000)
  Accounts payable and accrued liabilities..........       59,000         (37,000)        (96,000)
  Due to affiliates.................................           --              --         (13,000)
                                                      -----------     -----------     -----------
Net cash provided by operating activities...........    1,946,000       1,837,000       1,333,000
                                                      -----------     -----------     -----------
Cash flows from investing activities:
  Investments in real estate........................     (410,000)       (415,000)       (527,000)
  Distributions received from Cooper Village
     Partners.......................................      307,000         302,000         330,000
                                                      -----------     -----------     -----------
Net cash used in investing activities...............     (103,000)       (113,000)       (197,000)
                                                      -----------     -----------     -----------
Cash flows from financing activities:
  Distributions.....................................   (1,846,000)     (1,666,000)     (1,183,000)
                                                      -----------     -----------     -----------
Net increase (decrease) in cash and cash
  equivalents.......................................       (3,000)         58,000         (47,000)
Cash and cash equivalents, beginning of year........    1,058,000       1,000,000       1,047,000
                                                      -----------     -----------     -----------
Cash and cash equivalents, end of year..............  $ 1,055,000     $ 1,058,000     $ 1,000,000
                                                      ===========     ===========     ===========

   The accompanying notes are an integral part of these Financial Statements.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND OPERATIONS

     Damson/Birtcher Realty Income Fund-II, Limited Partnership (the "Partnership") is a limited partnership formed on September 13, 1985, under the laws of the State of Delaware for the purpose of acquiring and operating income-producing retail, commercial and industrial properties. The General Partner of the Partnership is Birtcher/Liquidity Properties, a general partnership consisting of LF Special Fund I, L.P. ("LF-I"), a California limited partnership and Birtcher Investors, a California limited partnership. Birtcher Investors, or its affiliates, provides day-to-day administration, supervision and management of the Partnership and its properties.

     In January 1993, the General Partner filed an Information Statement with the Securities and Exchange Commission seeking consent of the Limited Partners to amend the Partnership Agreement. On June 24, 1993, the Partnership completed its solicitation of written consent from its Limited Partners. A majority in interest of the Partnership's Limited Partners approved each of the proposals contained in the Information Statements, dated May 5, 1993. Those proposals have been implemented by the Partnership as contemplated by the Information Statement as amendments to the Partnership Agreement, and are reflected in these Financial Statements as such.

     The amendment modifies the Partnership Agreement to eliminate the General Partner's 10% subordinated interest in distributions of Distributable Cash (net cash from operations) and to reduce its subordinated interest in such distributions from 10% to 1%. The amendment also modifies the Partnership Agreement to eliminate the General Partner's 10% subordinated interest in Sale or Financing Proceeds (net cash from sale or financing of Partnership property) and to reduce its subordinated interest in such proceeds from 15% to 1%. In lieu thereof, the Partnership Agreement now provides for the Partnership's payment to the General Partner of an annual asset management fee equal initially to .75% of the aggregate appraised value of the Partnership's properties. At January 1, 1995 and 1994 the portfolio was appraised at an aggregate value of approximately $31,035,000 (unaudited) and $34,968,000 (unaudited), respectively, which includes the Partnership's interest in Cooper Village Partners which was appraised at $4,486,000 (unaudited) and $4,118,000 (unaudited), respectively. The factor used to calculate the annual asset management fee will be reduced by
 .10% each year beginning after December 31, 1996 (e.g., from .75% in 1996 to .65% in 1997).

     The amendment modifies the Partnership Agreement to eliminate the subordination provisions with respect to future property disposition fees payable under that section and authorizes payment to the General Partner and its affiliates of the foregoing property disposition fees as earned. The fees will not be subordinated to the return to the Limited Partners Preferred Return and Adjusted Invested Capital or any other amount. The disposition fees will be paid to the General Partner or its affiliates in an amount equal to 50% of the competitive real estate brokerage commission that would be charged by unaffiliated third parties providing comparable services in the area in which a property is located, but in no event more than three percent of the gross sale price of the property, and is to be reduced by the amount by which any brokerage or similar commissions paid to any unaffiliated third parties in connection with the sale of the property exceed three percent of the gross sale price. This amount is not payable, unless and to the extent that the sale price of the property in question, net of any other brokerage commissions (but not other costs of sale), exceeds the appraised value of the property as of January 1, 1993.

     The amendment states that the Partnership is no longer authorized to pay the General Partner or its affiliates any insurance commission or any property financing fees. No such commission or fees have been paid or accrued by the Partnership since its inception.

     The amendment modifies the provisions of the Partnership Agreement regarding allocations of Partnership income, gain and other tax items between the General Partner and the Limited Partners primarily to

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

conform to the changes in the General Partner's interest in distributions of Distributable Cash and Sale or Financing Proceeds effected by the amendment.

     It is not anticipated that the adoption and implementation of the amendment will have any material adverse effect on future allocations of income, gain, loss or other tax items to the Limited Partners. However, if any of the Partnership's properties are sold for a gain, a special allocation to the General Partner would have the effect of reducing the amount of Sale or Financing Proceeds otherwise distributable to the Limited Partners and correspondingly increasing the amount of such distributions to be retained by the General Partner. The amount of such distributions to be affected would be approximately equal to any deficit balance in the General Partner's capital account in the Partnership at the time of the allocation.

     The Limited Partners have certain priorities in the allocation of cash distributions by the Partnership. Out of each distribution of net cash, the Limited Partners generally have certain preferential rights to receive payments that, together with all previous payments to them, would provide an overall 9% per annum (cumulative non-compounded) return (a "9% Preferential Return") on their investment in the Partnership. Any distributions not equaling this 9% Preferential Return in any quarter are to be made up in subsequent periods if and to the extent distributable cash is available.

     Distributable cash from operations is paid out each quarter in the following manner: 99% to the Limited Partners and 1% to the General Partner. These payments are made each quarter to the extent that there is sufficient distributable cash available.

     Sale or financing proceeds are to be distributed, to the extent available, as follows: (i) to the Limited Partners until all cash distributions to them amount to a 9% Preferential Return on their investment cumulatively from the date of their admission to the Partnership, (ii) then to the Limited Partners in an amount equal to their investment; and (iii) the remainder, 99% to Limited Partners and 1% to the General Partner.

     The unpaid 9% Preferential Return to the Limited Partners aggregates approximately $24,110,000 as of December 31, 1995.

     Income or loss for financial statement purposes is allocated 99% to the Limited Partners and 1% to the General Partner.

     The amendment modifies the Partnership Agreement so as to restrict the Partnership from entering into a future "Reorganization Transaction" (as defined in the amendment) sponsored by the General Partner or any of its affiliates unless such transaction is approved by a "supermajority" of at least 80% in interest of the Limited Partners and the General Partner.

     The amendment also prohibits the modification of this restriction on Reorganization Transactions without the approval of at least 80% in interest of the Limited Partners.

     The Partnership's original investment objectives contemplated that it would hold its properties for a period of at least five years, with decisions about the actual timing of property sales or other dispositions to be left to the General Partner's discretion based on the anticipated remaining economic benefits of continued ownership and other factors. Although the current market for real estate is depressed, the General Partner is committed to selling the Partnership's properties as soon as reasonably practicable. To that end, the amendment mandates that the General Partner seek a vote of the Limited Partners no later than December 31, 1996 regarding the prompt liquidation of the Partnership in the event that properties with appraised values as of January 1993 which constituted at least one-half of the aggregate appraised value of all Partnership properties as of that date are not sold or under contract for sale by the end of 1996. In conjunction with the vote, the General Partner will provide an analysis and recommendation regarding the advisability of liquidating the Partnership.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Over the past year, the General Partner has examined several alternative methods to achieve the Partnership's goal of selling the Partnership's properties and liquidating the Partnership at the earliest practicable time consistent with achieving reasonable value for the Limited Partners' investment. As explained in the Partnership's May 5, 1993 Information Statement, "achieving reasonable value" has meant for the Partnership to balance receiving higher sales prices per property than their 1993 values while at the same time not waiting forever to sell at a theoretical "top of the market." Alternatives under consideration by the General Partner may include a property-by-property liquidation or selling all of the properties as a single portfolio. The General Partner has had preliminary discussions regarding disposition, in whole or in part, of the Partnership's properties with various potential purchasers of some or all of the Partnership's portfolio.

     In connection with its consideration of these alternatives, the General Partner has decided to treat its properties as held for sale instead of for investment for financial statement purposes. In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (see Note 2), the carrying value of these properties was evaluated to ensure that each property was carried on the Partnership's balance sheet at the lower of cost or fair value less selling costs. The General Partner estimated fair value for this purpose based on appraisals performed as of January 1, 1996. However, fair value can only be determined based upon sales to third parties, and sales proceeds could differ substantially.

     Based upon the General Partner's survey of the current marketplace, the General Partner believes, in fact, that in the relatively short term the Partnership's properties could generate sales prices that, in the aggregate, could be materially less than their aggregate appraised values based upon an "Investment Value" appraisal model. The amount of the possible variance between the aggregate appraised values and potential sales prices cannot be reliably estimated at this time, because of the numerous variables that could affect the sales prices, including but not limited to the time frame in which the properties must be sold, method of sale (property-by-property or single transaction), prevailing capitalization rates at which comparable properties are being sold at the time of the Partnership's sales, constantly changing local market conditions and the state of leasing negotiations and capital expenditures for the properties at the time of sale.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Carrying Value of Real Estate

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("FAS 121"). This Statement requires that if the General Partner believes factors are present that may indicate long-lived assets are impaired, the undiscounted cash flows, before debt service, related to the assets should be estimated. If these estimated cash flows are less than the carrying value of the asset, then impairment is deemed to exist. If impairment exists, the asset should be written down to the estimated fair value.

     Further, assets held for sale, including any unrecoverable accrued rent receivable or capitalized leasing commissions, should be carried at the lower of carrying value or fair value less estimated selling costs. Any adjustment to carrying value is recorded as a valuation allowance against property held for sale. Each reporting period, the General Partner will review their estimates of fair value, which may be decreased or increased up to the original carrying value. Finally, assets held for sale are no longer depreciated. The General Partner adopted FAS 121 at December 31, 1995 and the adoption did not have a material impact on the Partnership's operations or financial position as prior to December 31, 1995, the Partnership had not had any properties held for sale.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     As noted above, as of December 31, 1995 the General Partner decided to account for the Partnership's properties as assets held for sale, assuming an average 12 month holding period, instead of for investment. Accordingly, the General Partner compared the carrying value of each property to its appraised value as of January 1, 1996. If the carrying value of a property and certain related assets was greater than its appraised value, less selling costs, the General Partner reduced the carrying value of the property by the difference. Using this methodology, the General Partner determined that Atrium Place, Kennedy Corporate Center, Lakeland Industrial Park and Cooper Village (58% interest) had carrying values greater than they had appraised values, and therefore reduced their carrying values by $167,000, $500,000, $40,000, and $789,000 to $829,000, $2,625,000, $4,929,000 and $3,704,000, respectively.

     Prior to the adoption of FAS 121, provision was made for impairment loss if the General Partner determined that the carrying amount of the Partnership's investment in a real estate asset was not recoverable. The General Partner obtained third party appraisals on the Partnership's properties as required by the Partnership Agreement. If these appraisals indicated that certain of the Partnership's properties had market values below their then-current carrying values, the General Partner considered the appraisals and analyzed the current and anticipated market conditions of the respective properties and determined if an impairment had occurred.

     At December 31, 1994, after evaluation of the Atrium Place, the General Partner estimated a $600,000 impairment of value as compared to its respective carrying value.

  Cash and Cash Equivalents

     The Partnership invests its excess cash balances in short-term investments (cash equivalents). These investments are stated at cost, which approximates market, and consist of money market, certificates of deposit and other non-equity-type cash investments. Cash equivalents at December 31, 1995 and 1994, totaled $955,000 and $973,000, respectively. Cash equivalents are defined as temporary non-equity investments with original maturities of three months or less, which can be readily converted into cash and are not subject to changes in market value.

  Depreciation

     Through December 31, 1995 depreciation expense was computed using the straight-line method. Rates used in the determination of depreciation were based upon the following estimated useful lives:

                                                                           YEARS
                                                                          --------
            Buildings...................................................        30
            Building improvements.......................................   3 to 30

  Revenue Recognition

     Rental income pertaining to operating lease agreements which specify scheduled rent increases or free rent periods, is recognized on a straight-line basis over the period of the related lease agreement.

  Income Taxes

     Income taxes are not levied at the Partnership level, but rather on the individual partners; therefore, no provision or liability for Federal and State income taxes has been reflected in the accompanying financial statements.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Following are the Partnership's assets and liabilities as determined in accordance with generally accepted accounting principles ("GAAP") and for federal income tax reporting purposes at December 31:

                                               1995                            1994
                                    ---------------------------     ---------------------------
                                    GAAP BASIS       TAX BASIS      GAAP BASIS       TAX BASIS
                                    -----------     -----------     -----------     -----------
                                                    (UNAUDITED)                     (UNAUDITED)
    Total Assets..................  $29,134,000     $37,705,000     $31,496,000     $38,570,000
    Total Liabilities.............  $   712,000     $   712,000     $   653,000     $   653,000

     Following are the differences between Financial Statement and tax return income:

                                                        1995          1994          1993
                                                      ---------     ---------     ---------
    Net income (loss) per Financial Statements......  $(575,000)    $ 462,000     $ 546,000
    Adjustment to carrying value of real estate.....    707,000       600,000            --
    Equity in loss of Cooper Village due to
      adjustment in carrying value..................    789,000            --            --
    Depreciation differences on investments in real
      estate........................................   (304,000)     (259,000)     (328,000)
    Other...........................................     94,000      (137,000)       89,000
                                                      ---------
    Taxable income per Federal tax return
      (unaudited)...................................  $ 711,000     $ 666,000     $ 307,000
                                                      =========

  Significant Tenants

     Rental income from Iomega Corporation totaled $1,120,000 in 1995, $1,207,000 in 1994 and $1,209,000 in 1993, or approximately 24%, 26% and 29%, respectively, of the Partnership's total rental income. Rental income from Delta Dental Corporation totaled $701,000 in 1995, $694,000 in 1994, $643,000 in 1993, or approximately 16%, 15% and 16%, respectively, of the Partnership's total rental income.

  Earnings and Distributions Per Unit

     The Partnership Agreement does not designate investment interests in units. All investment interests are calculated on a "percent of Partnership" basis, in part to accommodate reduced rates on sales commissions for subscriptions in excess of certain specified amounts.

     A Limited Partner who was charged a reduced sales commission or no sales commission was credited with proportionately larger Invested Capital and therefore had a disproportionately greater interest in the capital and revenues of the Partnership than a Limited Partner who paid commissions at a higher rate. As a result, the Partnership has no set unit value as all accounting, investor reporting and tax information is based upon each investor's relative percentage of Invested Capital. Accordingly, earnings or loss per unit is not presented in the accompanying financial statements.

  Estimations

     The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Investment in Cooper Village

     The Partnership uses the equity method of accounting to account for its investment in Cooper Village Partners inasmuch as control of Cooper Village Partners is shared jointly between the Partnership and Real Estate Income Partners III, Limited Partnership. The accounting policies of Cooper Village Partners are consistent with those of the Partnership.

(3) INVESTMENT IN COOPER VILLAGE PARTNERS

     During 1987 and 1988, Cooper Village Partners ("CV Partners"), a California general partnership consisting of the Partnership and Real Estate Income Partners III, Limited Partnership ("Fund III"), an affiliated limited partnership, acquired Cooper Village. In connection therewith, the Partnership and Fund III contributed capital contributions of $5,937,000 (58%) and $4,300,000 (42%), respectively, and share in the profits, losses and distributions of CV Partners in proportion to their respective ownership interests.

     Condensed summary financial information for CV Partners is presented below.

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1995           1994
                                                                  ----------     ----------
    Property held for sale (net of valuation allowance of
      $1,360,000)...............................................  $6,386,000     $       --
    Land, Buildings and Equipment (net).........................          --      7,967,000
    Cash and Other Assets.......................................     533,000        521,000
                                                                  ----------     ----------
              Total Assets......................................  $6,919,000     $8,488,000
                                                                  ==========     ==========
    Accounts Payable and Accrued Liabilities....................  $  111,000     $   85,000
    Partners' Capital...........................................   6,808,000      8,403,000
                                                                  ----------     ----------
              Total Liabilities and Partners' Capital...........  $6,919,000     $8,488,000
                                                                  ==========     ==========

                                                            YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------
                                                       1995            1994          1993
                                                    -----------     ----------     ---------
    Rental and Other Income.......................  $ 1,046,000     $1,023,000     $ 989,000
    Operating and Other Expenses..................     (498,000)      (428,000)     (466,000)
    Adjustment to Carrying Value of Real Estate...   (1,360,000)            --            --
    Depreciation and Amortization.................     (253,000)      (256,000)     (252,000)
                                                    -----------     ----------     ---------
    Net Income (Loss).............................  $(1,065,000)    $  339,000     $ 271,000
                                                    ===========     ==========     =========

(4) TRANSACTIONS WITH AFFILIATES

     The Partnership has no employees and, accordingly, the General Partner and its affiliates perform services on behalf of the Partnership in connection with administering the affairs of the Partnership. The General Partner and affiliates are reimbursed for their general and administrative costs actually incurred and associated with services performed on behalf of the Partnership. For the years ended December 31, 1995, 1994 and 1993, the Partnership was charged with approximately $161,000, $101,000 and $150,000, respectively, of such expenses.

     On November 1, 1993, the General Partner elected to terminate the Partnership's property management agreement with an unaffiliated third party. On that date, the General Partner entered into new property management agreements with Birtcher Properties, an affiliate of the General Partner. The contracts encompass terms at least as favorable to the Partnership as the terminated contracts with the unaffiliated third

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

party and are terminable by the Partnership upon 60 days' written notice to Birtcher Properties. Fees paid to the General Partner's affiliate for property management services are not to exceed 6% of the gross receipts from the properties under management, provided that leasing services are performed, otherwise not to exceed 3%. Such fees amounted to approximately $158,000 in 1995, $159,000 in 1994, and $29,000 in 1993. The General Partner was also paid a leasing fee for services rendered in connection with leasing space in a partnership property after the expiration or termination of any lease of such space including renewal options. Such fees amounted to $55,000, $40,000, and $41,000 for the years ended December 31, 1995, 1994, and 1993, respectively. Those fees have been recorded in general and administrative expenses in the accompanying statements of operations for the years ended December 31, 1995, 1994, and 1993. As reimbursement of costs for on-site property management personnel and other related costs, an affiliate of the General Partner received $122,000 in 1995, $119,000 in 1994 and $19,000 in 1993. In addition to the aforementioned, the General Partner was also paid $51,000, $52,000 and $10,000 related to the Partnership's portion (58%) of property management fees, leasing fees, reimbursement of on-site property management personnel and other reimbursable expenses for CV Partners for the year ended December 31, 1995, 1994 and 1993, respectively.

     The amended Partnership Agreement provides for the Partnership's payment to the General Partner of an annual asset management fee equal to .75% of the aggregate appraised value of the Partnership's properties as determined by independent appraisal undertaken in January of each year. Such fees for the year ended December 31, 1995, 1994 and 1993, amounted to $199,000, $231,000 and
$232,000, respectively. In addition to the aforementioned, the General Partner was also paid $34,000, $31,000 and $30,000, related to the Partnership's portion (58%) of asset management fees for Cooper Village Partners for the years ended December 31, 1995, 1994 and 1993, respectively.

(5) COMMITMENTS AND CONTINGENCIES

  Litigation

     The Partnership is not a party to any pending legal proceedings other than ordinary routine litigation incidental to its business. It is the General Partner's belief, that the outcome of these proceedings will not be material to the business, financial condition, or results of operations of the Partnership.

  Future Minimum Annual Rentals

     The Partnership has determined that all leases which had been executed as of December 31, 1995, are properly classified as operating leases for financial reporting purposes. Future minimum annual rental income to be received under such leases as of December 31, 1995, is as follows:

                      YEAR ENDING DECEMBER 31,
                      -------------------------
                      1996..........................................  $ 3,560,000
                      1997..........................................    3,239,000
                      1998..........................................    2,464,000
                      1999..........................................    1,499,000
                      2000..........................................      558,000
                      Thereafter....................................      543,000
                                                                      -----------
                                                                      $11,863,000
                                                                      ===========

     Certain of these leases also provide for, among other things: tenant reimbursements to the Partnership of certain operating expenses; payments of additional rents in amounts equal to a set percentage of the tenant's annual revenue in excess of specified levels; and escalations in annual rents based upon the Consumer Price Index.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(6) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
    Real estate taxes..............................................  $455,000     $428,000
    Security deposits..............................................   139,000      135,000
    Accounts payable and other.....................................   118,000       90,000
                                                                     --------     --------
                                                                     $712,000     $653,000
                                                                     ========     ========

(7) ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                               YEAR ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            1995         1994        1993
                                                          --------     --------     -------
    Balance at beginning of year........................  $ 23,000     $ 23,000     $19,000
    Additions...........................................        --       27,000       9,000
    Writeoffs...........................................   (23,000)     (27,000)     (5,000)
                                                          --------     --------     -------
    Balance at end of year..............................  $     --     $ 23,000     $23,000
                                                          ========     ========     =======

(8) SUBSEQUENT EVENT

     On February 28, 1996, the Partnership made an aggregate cash distribution of $463,000 to its Limited Partners.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                                  SCHEDULE III

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1995
                             (AMOUNTS IN THOUSANDS)

                                  COL. C                                                  COL. E
                           ---------------------           COL. D            --------------------------------
                                                   -----------------------
                               INITIAL COST           COSTS CAPITALIZED           GROSS AMOUNT AT WHICH
                             TO PARTNERSHIP(C)           SUBSEQUENT           CARRIED AT CLOSE OF PERIOD(B)
                           ---------------------     TO THE ACQUISITION      --------------------------------       COL. F
         COL. A                      BUILDINGS     -----------------------             BUILDINGS                ---------------
      -------------                     AND                       CARRYING                AND         TOTAL       ACCUMULATED
     DESCRIPTION(A)         LAND    IMPROVEMENTS   IMPROVEMENTS   COSTS(B)    LAND    IMPROVEMENTS     (D)      DEPRECIATION(D)
-------------------------  ------   ------------   ------------   --------   ------   ------------   --------   ---------------
Atrium Place
Arlington Heights, IL....  $  332     $  2,040        $  562      $ (1,042)  $  205     $  1,687     $ 1,892        $ 1,063
Lakeland Industrial
  Park
Milwaukee, WI............     270        5,973         1,204           (81)     268        7,098       7,366          2,437
Kennedy Corporate
  Center
Palatine, IL.............     641        4,252           684        (1,024)     574        3,979       4,553          1,928
Iomega/Northpointe
  Business Center
Roy, UT..................     672        7,834           491            --      672        8,325       8,997          2,684
Ladera Shopping Center,
  Phase II
Albuquerque, NM..........     829        2,241            83           (22)     821        2,310       3,131            753
Creekridge Center
Bloomington, MN..........   1,312       11,304           339        (3,376)     966        8,613       9,579          3,266
                           ------      -------        ------       -------   ------      -------     -------        -------
TOTAL....................  $4,056     $ 33,644        $3,363      $ (5,545)  $3,506     $ 32,012     $35,518        $12,131
                           ======      =======        ======       =======   ======      =======     =======        =======

                            COL. H      COL. I
         COL. A            --------   -----------
      -------------          DATE     DEPRECIABLE
     DESCRIPTION(A)        ACQUIRED     LIFE(E)
-------------------------  --------   -----------
Atrium Place
Arlington Heights, IL....  12/19/85     30 years
Lakeland Industrial
  Park
Milwaukee, WI............  12/19/85     30 years
                                and
                           11/25/86
Kennedy Corporate
  Center
Palatine, IL.............  01/08/86     30 years
Iomega/Northpointe
  Business Center
Roy, UT..................  01/31/86     30 years
Ladera Shopping Center,
  Phase II
Albuquerque, NM..........  02/07/86     30 years
Creekridge Center
Bloomington, MN..........  09/23/86     30 years
TOTAL....................

---------------
NOTE: Columns B and G are either none or are not applicable.

See notes to table on following page.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                             NOTES TO SCHEDULE III

(a) For a description of the properties, see "Item 2. Properties." This schedule does not include the investment in Cooper Village Partners which is accounted for under the equity method of accounting.

(b) At December 31, 1995, the General Partner determined that Atrium Place, Kennedy Corporate Center, and Lakeland Industrial Park had carrying values greater than they had appraised values less selling costs, and therefore provided a valuation allowance of $707,000 against the properties held for sale.

     At December 31, 1994, after evaluation of the Atrium Place, the General Partner estimated a $600,000 impairment of value as compared to its respective carrying value.

     The aggregate cost of land, buildings and improvements for Federal income tax purposes (unaudited) was $41,282,000 as of December 31, 1995. The differences between the aggregate cost of land, buildings and improvements for tax reporting purposes as compared to financial reporting purposes are primarily attributable to: 1) amounts received under rental agreements for non-occupied space, which were recorded as income for tax reporting purposes but were recorded as a reduction of the corresponding property basis for financial reporting purposes, and; 2) the adjustments to the carrying value of real estate for financial statement purposes have no effect for tax reporting purposes.

(c) The initial cost to the Partnership includes acquisition fees paid to the General Partner.

(d) Reconciliation of Real Estate

                                                                 DECEMBER 31,
                                                  -------------------------------------------
                                                     1995            1994            1993
                                                  -----------     -----------     -----------
    Balance at beginning of year................  $35,815,000     $36,000,000     $35,473,000
      Additions during the year:
         Improvements...........................      410,000         415,000         527,000
      Reductions during the year:
         Adjustment to the carrying value of
           real estate..........................     (707,000)       (600,000)             --
                                                  -----------     -----------     -----------
    Balance at end of year......................  $35,518,000     $35,815,000     $36,000,000
                                                  ===========     ===========     ===========

     Reconciliation of Accumulated Depreciation

                                                                  DECEMBER 31,
                                                   ------------------------------------------
                                                      1995            1994            1993
                                                   -----------     -----------     ----------
    Balance at beginning of year.................  $10,954,000     $ 9,742,000     $8,570,000
    Depreciation expense.........................    1,177,000       1,212,000      1,172,000
                                                   -----------     -----------     ----------
    Balance at end of year.......................  $12,131,000     $10,954,000     $9,742,000
                                                   ===========     ===========     ==========

(e) Through December 31, 1995, depreciation expense was computed based upon the following estimated useful lives:

                                                                           YEARS
                                                                          -------
            Buildings...................................................    30
            Building improvements.......................................  3 to 30

                          INDEPENDENT AUDITORS' REPORT

To Damson/Birtcher Realty Income Fund-II, Limited Partnership and
Real Estate Income Partners III, Limited Partnership as
General Partners of Cooper Village Partners:

     We have audited the financial statements of Cooper Village Partners, a general partnership, as listed in the accompanying index. In connection with our audits of the financial statements, we also have audited the financial statement schedule listed in the accompanying index. These financial statements and the financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cooper Village Partners as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     As discussed in note 2 to the financial statements, on December 31, 1995 Cooper Village Partners adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

                                          KPMG PEAT MARWICK LLP

Orange County, California
March 28, 1996

                            COOPER VILLAGE PARTNERS
                            (A GENERAL PARTNERSHIP)

                                 BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                     --------------------------
                                                                        1995           1994
                                                                     ----------     -----------
ASSETS
Property held for sale (net of valuation allowance of
  $1,360,000)......................................................  $6,386,000     $        --
                                                                     ----------     -----------
Investments in real estate, net:
  Land.............................................................          --       2,748,000
  Buildings and improvements.......................................          --       6,754,000
                                                                     ----------     -----------
                                                                             --       9,502,000
  Less accumulated depreciation....................................          --      (1,535,000)
                                                                     ----------     -----------
                                                                             --       7,967,000
Cash and cash equivalents..........................................     408,000         400,000
Accounts receivable................................................      45,000          37,000
Accrued rent receivable............................................      57,000          61,000
Prepaid expenses and other assets, net.............................      23,000          23,000
                                                                     ----------     -----------
                                                                     $6,919,000     $ 8,488,000
                                                                     ==========     ===========
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued liabilities...........................  $  111,000     $    85,000
                                                                     ----------     -----------
Partners' capital..................................................   6,808,000       8,403,000
                                                                     ----------     -----------
Commitments and contingencies......................................          --              --
                                                                     ----------     -----------
                                                                     $6,919,000     $ 8,488,000
                                                                     ==========     ===========

   The accompanying notes are an integral part of these Financial Statements.

                            COOPER VILLAGE PARTNERS
                            (A GENERAL PARTNERSHIP)

                            STATEMENTS OF OPERATIONS

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                         ---------------------------------------
                                                            1995            1994          1993
                                                         -----------     ----------     --------
REVENUES:
  Rental income........................................  $ 1,025,000     $1,010,000     $971,000
  Interest and other income............................       21,000         13,000       18,000
                                                         -----------     ----------     --------
          Total revenues...............................    1,046,000      1,023,000      989,000
                                                         -----------     ----------     --------
EXPENSES:
  Operating expenses...................................      296,000        284,000      316,000
  Real estate taxes....................................      136,000         85,000       86,000
  Depreciation and amortization........................      253,000        256,000      252,000
  Adjustment to carrying value of real estate..........    1,360,000             --           --
  General and administrative...........................       66,000         59,000       64,000
                                                         -----------     ----------     --------
          Total expenses...............................    2,111,000        684,000      718,000
                                                         -----------     ----------     --------
NET INCOME (LOSS)......................................  $(1,065,000)    $  339,000     $271,000
                                                         ===========     ==========     ========

   The accompanying notes are an integral part of these Financial Statements.

                            COOPER VILLAGE PARTNERS
                            (A GENERAL PARTNERSHIP)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                                  FOR THE YEARS ENDED
                                                            DECEMBER 31, 1995, 1994 AND 1993
                                                    ------------------------------------------------
                                                        GENERAL           GENERAL
                                                        PARTNER           PARTNER
                                                    DAMSON/BIRTCHER     REAL ESTATE
                                                     REALTY INCOME         INCOME
                                                        FUND II         PARTNERS III        TOTAL
                                                    ---------------     ------------     -----------
Balance, December 31, 1992........................    $ 5,095,000        $ 3,787,000     $ 8,882,000
  Net income......................................        157,000            114,000         271,000
  Distributions...................................       (330,000)          (238,000)       (568,000)
                                                       ----------         ----------     -----------
Balance, December 31, 1993........................      4,922,000          3,663,000       8,585,000
  Net income......................................        197,000            142,000         339,000
  Distributions...................................       (302,000)          (219,000)       (521,000)
                                                       ----------         ----------     -----------
Balance, December 31, 1994........................      4,817,000          3,586,000       8,403,000
     Net loss.....................................       (618,000)          (447,000)     (1,065,000)
     Distribution.................................       (307,000)          (223,000)       (530,000)
                                                       ----------         ----------     -----------
Balance, December 31, 1995........................    $ 3,892,000        $ 2,916,000     $ 6,808,000
                                                       ==========         ==========     ===========

   The accompanying notes are an integral part of these Financial Statements.

                            COOPER VILLAGE PARTNERS
                            (A GENERAL PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                         ---------------------------------------
                                                            1995           1994          1993
                                                         -----------     ---------     ---------
Cash flows from operating activities:
Net income (loss)......................................  $(1,065,000)    $ 339,000     $ 271,000
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
     Depreciation and amortization.....................      253,000       256,000       252,000
     Adjustment to carrying value of real estate.......    1,360,000            --            --
Changes in:
  Accounts receivable..................................       (8,000)        2,000        67,000
  Accrued rent receivable..............................        4,000            --         4,000
  Prepaid expenses and other assets....................      (10,000)       (1,000)       (8,000)
  Accounts payable and accrued liabilities.............       26,000         6,000       (22,000)
                                                         -----------     ---------     ---------
Net cash provided by operating activities..............      560,000       602,000       564,000
Cash flows from investing activities:
  Investments in real estate...........................      (22,000)      (70,000)     (105,000)
Cash flows from financing activities:
  Distributions........................................     (530,000)     (521,000)     (568,000)
                                                         -----------     ---------     ---------
Net increase (decrease) in cash and cash equivalents...        8,000        11,000      (109,000)
Cash and cash equivalents, beginning of year...........      400,000       389,000       498,000
                                                         -----------     ---------     ---------
Cash and cash equivalents, end of year.................  $   408,000     $ 400,000     $ 389,000
                                                         ===========     =========     =========

   The accompanying notes are an integral part of these Financial Statements.

                            COOPER VILLAGE PARTNERS
                            (A GENERAL PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION

     Cooper Village Partners, (the "Partnership") was formed on December 18, 1987 under the laws of the State of California. The General Partners of the Partnership are Damson Birtcher Realty Income Fund II, Limited Partnership ("Fund II") and Real Estate Income Partners III, Limited Partnership ("Fund III"). During 1987 and 1988, The Partnership acquired Cooper Village Shopping Center in Mesa, Arizona. In connection with this acquisition, Fund II and Fund III contributed capital of $5,937,000 (58%) and $4,300,000 (42%), respectively. Fund II and Fund III share in the profits, losses and distributions of the Partnership in proportion to their respective ownership interests. The Partnership maintains its accounting records and prepares its financial statements in accordance with generally accepted accounting principles.

     Over the past year, the General Partners have examined several alternative methods to achieve their goal of selling their properties and ultimately liquidating at the earliest practicable time consistent with achieving reasonable value for their Limited Partners' investment. As explained in the General Partners' May 5, 1993 Information Statements, "achieving reasonable value" has meant for the Partnership to balance receiving higher sales prices per property than their 1993 values while at the same time not waiting forever to sell at a theoretical "top of the market." Alternatives under consideration by the General Partners may include a property-by-property liquidation or selling all of the properties as a single portfolio. The General Partners have had preliminary discussions regarding disposition, in whole or in part, of their properties with various potential purchasers of some or all of the Partnership's portfolio.

     In connection with their consideration of these alternatives, and in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (see Note 2), the General Partners have decided to treat their properties, as well as the Partnership's property, as held for sale, instead of for investment, for financial statement purposes. Accordingly, the carrying value of the Partnership's property was evaluated to ensure it was carried on the Partnership's balance sheet at the lower of cost or fair value less selling costs. The General Partners' estimated fair value for this purpose was based on an appraisal performed as of January 1, 1996. However, fair value can only be determined based upon sales to third parties, and sales proceeds could differ substantially.

     Based upon the General Partners' survey of the current marketplace, the General Partners believe, in fact, that in the relatively short term the Partnership's property could generate a sales price that could be materially less than its appraised value based upon an "Investment Value" appraisal model. The amount of the possible variance between the appraised value and potential sales price cannot be reliably estimated at this time, because of the numerous variables that could affect the sales price, including but not limited to the time frame in which the property must be sold, method of sale, prevailing capitalization rates at which comparable properties are being sold at the time of the Partnership's sale, constantly changing local market conditions and the state of leasing negotiations and capital expenditures for the property at the time of sale.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Carrying Value of Real Estate

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("FAS 121"). This Statement requires that if management believes factors are present that may indicate long-lived assets are impaired, the undiscounted cash flows, before debt service, related to the assets should be estimated. If these estimated cash flows are less than the carrying value of the asset, then impairment is deemed to exist. If impairment exists, the asset should be written down to the estimated fair value.

                            COOPER VILLAGE PARTNERS
                            (A GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Further, assets held for sale, including any unrecoverable accrued rent receivable or capitalized leasing commissions, should be carried at the lower of carrying value or fair value less estimated selling costs. Any adjustment to carrying value is recorded as a valuation allowance against property held for sale. Each reporting period, the General Partners will review their estimates of fair value, which may be decreased or increased up to the original carrying value. Finally, assets held for sale are no longer depreciated. The General Partners adopted FAS 121 at December 31, 1995 and the initial adoption did not have a material impact on the Partnership's operations or financial position as prior to December 31, 1995 the Partnership had not had any properties held for sale.

     As noted above, as of December 31, 1995 the General Partners decided to account for the Partnership's property as an asset held for sale, assuming an average 12 month holding period, instead of for investment. Accordingly, the General Partners compared the carrying value of the property to its appraised value as of January 1, 1996. The carrying value of the property and certain related assets was greater than it's appraised value, less selling costs, and the General Partner reduced the carrying value of the property by the difference of $1,360,000.

     Prior to the adoption of FAS 121, provision was made for impairment loss if the General Partners determined that the carrying amount of the Partnership's investment in a real estate asset was not recoverable. The General Partners obtained a third party appraisal on the Partnership's property as required by the Partnership Agreement. If this appraisal indicated that the Partnership's property had a market value below its then-current carrying value, the General Partners considered the appraisal and analyzed the current and anticipated market conditions of the respective property and determined if an impairment had occurred.

  Cash and Cash Equivalents

     The Partnership invests its excess cash balances in short-term investments ("cash equivalents"). These investments are stated at cost, which approximates market, and consist of money market accounts, certificates of deposit and other nonequity-type cash investments. Cash equivalents at December 31, 1995 and 1994, totaled $407,000 and $392,000, respectively. Cash equivalents are defined as temporary non-equity investments with original maturities of three months or less, which can be readily converted into cash and are not subject to changes in market value.

  Depreciation

     Through December 31, 1995 depreciation expense was computed using the straight-line method. Rates used in the determination of depreciation were based upon the following estimated useful lives:

                                                                           YEARS
                                                                          -------
            Buildings...................................................    30
            Building improvements.......................................  3 to 30

  Revenue Recognition

     Rental income pertaining to operating lease agreements which specify scheduled rent increases or free rent periods, is recognized on a straight-line basis over the period of the related lease agreement.

  Estimations

     The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partners to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                            COOPER VILLAGE PARTNERS
                            (A GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Income Taxes

     Income taxes are not levied at the Partnership level, therefore, no provision or liability for Federal and State income taxes has been reflected in the accompanying financial statements.

     Following are the Partnership's assets and liabilities as determined in accordance with generally accepted accounting principles ("GAAP") and for federal income tax reporting purposes at December 31:

                                                   1995                           1994
                                        --------------------------     --------------------------
                                        GAAP BASIS      TAX BASIS      GAAP BASIS      TAX BASIS
                                        ----------     -----------     ----------     -----------
                                                       (UNAUDITED)                    (UNAUDITED)
    Total Assets......................  $6,919,000     $ 8,279,000     $8,488,000     $ 8,488,000
    Total Liabilities.................  $  111,000     $   111,000     $   85,000     $    85,000

     Following are the differences between Financial Statement and tax return income:

                                                          1995           1994         1993
                                                       -----------     --------     --------
    Net income (loss) per Financial Statements.......  $(1,065,000)    $339,000     $272,000
    Depreciation differences on investments in real
      estate.........................................       25,000       26,000       23,000
    Adjustment to carrying value of real estate......    1,360,000           --           --
    Other............................................        4,000      (13,000)     (13,000)
                                                       -----------     --------     --------
    Taxable income per Federal tax return
      (unaudited)....................................  $   324,000     $352,000     $282,000
                                                       ===========     ========     ========

(3) TRANSACTIONS WITH AFFILIATES

     The Partnership has no employees and, accordingly, Birtcher Properties, an affiliate of the General Partner of Fund II and Fund III and its affiliates perform services on behalf of the Partnership in connection with administering the affairs of the Partnership. Birtcher Properties and affiliates are reimbursed for their general and administrative costs actually incurred and associated with services performed on behalf of the Partnership. For the years ended December 31, 1995, 1994 and 1993, the Partnership was charged with approximately $0, $0 and $1,000, respectively, of such expenses.

     On November 1, 1993, the Partnership elected to terminate the Partnership's property management agreement with an unaffiliated third party. On that date, the Partnership entered into a new property management agreement with Birtcher Properties. The contract encompasses terms at least as favorable to the Partnership as the terminated contract with the unaffiliated third party, and is terminable by the Partnership upon 60 days' notice to Birtcher Properties. Fees paid to Birtcher Properties for services were not to exceed 6% of the gross receipts from the properties under management provided that leasing services were performed, otherwise not to exceed 3%. Such fees amounted to approximately $52,000 in 1995, $52,000 in 1994 and $10,000 in 1993. In addition, Birtcher
Properties received $33,000 in 1995, $32,000 in 1994 and $5,000 in 1993, as
reimbursement of costs for on-site property management personnel and other reimbursable costs.

     The amended Partnership Agreements for Fund II and Fund III provide for payments to Birtcher Properties or its affiliates of an annual asset management fee equal to .75% of the aggregate appraised value of Cooper Village as determined by independent appraisal undertaken in January of each year. Such fees for the years ended December 31, 1995, 1994 and 1993, amounted to $58,000, $53,000 and $53,000, respectively. In addition, the amended Partnership Agreements for Fund II and Fund III provide for payment to Birtcher Properties or its affiliates of a leasing fee for services rendered in connection with leasing space in the

                            COOPER VILLAGE PARTNERS
                            (A GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Partnership property after the expiration or termination of any lease of such space including renewal options. Fees for leasing services for the years ended December 31, 1995, 1994 and 1993, amounted to $2,000, $5,000 and $1,000, respectively.

(4) COMMITMENTS AND CONTINGENCIES

  Litigation

     The Partnership is not a party to any material pending legal proceedings other than ordinary routine litigation incidental to its business. It is the General Partners' belief, that the outcome of these proceedings will not be material to the business, financial condition, or results of operations of the Partnership.

  Future Minimum Annual Rentals

     The Partnership has determined that all leases which had been executed as of December 31, 1995, are properly classified as operating leases for financial reporting purposes. Future minimum annual rental income to be received under such leases as of December 31, 1995, are as follows:

                      YEAR ENDING DECEMBER 31,
                      ------------------------
                      1996...........................................  $  693,000
                      1997...........................................     552,000
                      1998...........................................     437,000
                      1999...........................................     367,000
                      2000...........................................     325,000
                      Thereafter.....................................   1,830,000
                                                                       ----------
                                                                       $4,204,000
                                                                       ==========

     Certain of these leases also provide for, among other things: tenant reimbursements to the Partnership of certain operating expenses; payments of additional rents in amounts equal to a set percentage of the tenant's annual revenue in excess of specified levels; and escalations in annual rents based upon the Consumer Price Index.

(5) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1995        1994
                                                                      --------     -------
    Real estate taxes...............................................  $ 68,000     $43,000
    Accounts payable and other......................................     8,000       8,000
    Security deposits...............................................    35,000      34,000
                                                                      --------     -------
                                                                      $111,000     $85,000
                                                                      ========     =======

                            COOPER VILLAGE PARTNERS
                            (A GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(6) ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                           1995         1994         1993
                                                         --------     --------     --------
    Balance at beginning of year.......................  $     --     $ 13,000     $ 30,000
    Additions charged to expense.......................        --           --           --
    Write-offs.........................................        --      (13,000)     (17,000)
                                                         --------     --------     --------
    Balance at end of year.............................  $     --     $     --     $ 13,000
                                                         ========     ========     ========

(7) SUBSEQUENT EVENTS

     On March 8, 1996, the Partnership made an aggregate cash distribution of $140,000 to its General Partners.

                            COOPER VILLAGE PARTNERS
                            (A GENERAL PARTNERSHIP)

                                  SCHEDULE III

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1995
                             (AMOUNTS IN THOUSANDS)

                             COL. C                                                 COL. E
                      ---------------------           COL. D            ------------------------------
                                              -----------------------
                          INITIAL COST           COSTS CAPITALIZED          GROSS AMOUNT AT WHICH
                        TO PARTNERSHIP(C)           SUBSEQUENT          CARRIED AT CLOSE OF PERIOD(B)
                      ---------------------     TO THE ACQUISITION      ------------------------------      COL. F         COL. H
       COL. A                   BUILDINGS     -----------------------             BUILDINGS              ------------   ------------
--------------------               AND                       CARRYING                AND                 ACCUMULATED        DATE
   DESCRIPTION(A)      LAND    IMPROVEMENTS   IMPROVEMENTS   COSTS(B)    LAND    IMPROVEMENTS   TOTAL    DEPRECIATION     ACQUIRED
--------------------  ------   ------------   ------------   --------   ------   ------------   ------   ------------   ------------
Cooper Village                                                                                                          12/30/87 and
  Shopping Center...  $2,756      $6,430          $715       $(1,737)   $2,748      $5,416      $8,164      $1,778          12/30/88
                      ------      ------          ----       -------    ------      ------      ------      ------
TOTAL...............  $2,756      $6,430          $715       $(1,737)   $2,748      $5,416      $8,164      $1,778
                      ======      ======          ====       =======    ======      ======      ======      ======

                        COL. I
       COL. A         -----------
--------------------  DEPRECIABLE
   DESCRIPTION(A)       LIFE(D)
--------------------  -----------
Cooper Village
  Shopping Center...    30 years
TOTAL...............

---------------

NOTE: Columns B and G are either none or are not applicable.

(a) For a description of the property, see "Item 2. Properties."

(b) At December 31, 1995, the General Partner determined that the Partnership property had a carrying value greater than its appraised value less selling costs and therefore provided a valuation allowance of $1,360,000 against the property held for sale.

(c) The initial cost to the Partnership includes acquisition fees paid to Birtcher Investments and Equity Properties Inc.

(d) Through December 31, 1995, depreciation was computed based upon the following estimated useful lives:

                                                                                    YEARS
                                                                                   -------
            Buildings............................................................    30
            Building Improvements................................................  3 to 30

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The Partnership and the General Partner have no directors or executive officers. The General Partner of the Partnership is Birtcher/Liquidity Properties, a California general partnership of which Birtcher Investors, a California limited partnership, and LF Special Fund I, L.P., a California limited partnership, are the general partners. Under the terms of the Partnership Agreement, Birtcher Investors is responsible for the day-to-day management of the Partnership's assets.

     The general partner of LF Special Fund I, L.P., is Liquidity Fund Asset Management, Inc., a California corporation affiliated with Liquidity Financial Group, L.P. The principals and officers of Liquidity Fund Asset Management, Inc. are as follows:

       - Richard G. Wollack, Chairman of the Board
       - Brent R. Donaldson, President
       - Deborah M. Richard, Chief Financial Officer

     The general partner of Birtcher Investors is Birtcher Investments, a California general partnership. Birtcher Investments' general partner is Birtcher Limited, a California limited partnership and its general partner is BREICORP, a California corporation. The principals and relevant officers of BREICORP are as follows:

       - Ronald E. Birtcher, Co-Chairman of the Board
        - Arthur B. Birtcher, Co-Chairman of the Board
        - Robert M. Anderson, Executive Director

ITEM 11.  EXECUTIVE COMPENSATION

     The following table sets forth the fees, compensation and other expense reimbursements paid to the General Partner and its affiliates in all capacities for each year in the three-year period ended December 31, 1995.

                                                              YEAR ENDED DECEMBER 31,
                                                         ----------------------------------
                                                           1995         1994         1993
                                                         --------     --------     --------
    General Partner's 1% share of distributable cash...  $ 18,000     $ 17,000     $ 12,000
    Asset management fees..............................   199,000      231,000      232,000
    Property management fees(1)........................   158,000      159,000       29,000
    Property management expense reimbursements(1)......   122,000      119,000       19,000
    Other expense reimbursements.......................   161,000      101,000      150,000
    Leasing fee........................................    55,000       40,000       41,000
                                                         --------     --------     --------
              TOTAL....................................  $713,000     $667,000     $483,000
                                                         ========     ========     ========

---------------
(1) The General Partner did not provide property management services to the Partnership's properties from November 1, 1991 through October 31, 1993 and, consequently, the General Partner did not receive any similar compensation during the first ten months of 1993.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of January 31, 1996, there was no entity or individual holding more than 5% of the limited partnership interests of the Registrant.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information concerning transactions to which the Registrant was or is to be a party in which the General Partner or its affiliates had or are to have a direct or indirect interest, see Notes 1, 3, and 4 to the Financial Statements in Item 8, which information is incorporated herein by reference.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

     (a) 1. and 2.  Financial Statements and Financial Statements Schedules:

     See accompanying Index to Financial Statements and Schedules to Item 8, which information is incorporated herein by reference.

        3. Exhibits:

          Articles of Incorporation and Bylaws

          (a) Agreement of Limited Partnership incorporated by reference to Exhibit No. 3.1 to the Partnership's registration statement on Form S-11 (Commission File No. 2-99421), dated August 5, 1985, as filed under the Securities Act of 1933.

          10. Material Contracts

          (a) Form of Property Management Agreement between Birtcher Properties and the Registrant incorporated by reference to Exhibit No. 10.1 of the Partnership's registration statement on Form S-11 (Commission File No. 2-99421), as filed September 24, 1985, under the Securities Act of 1933. (SUPERSEDED)

          (b) Letter of Intent regarding Purchase and Sale of Real Property (Cooper Village, Phase I) dated September 3, 1987, by and between Arizona Building and Development, the Wolfswinkel Group and Birtcher Realty Corporation incorporated by reference to Exhibit 19(a) of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1987.

          (c) Agreement of Purchase and Sale of Real Property (Cooper Village, Phase I) dated November 13, 1987, by and between Broadway Village Partners and Birtcher Acquisition Corporation incorporated by reference to Form 8-K, as filed December 30, 1987.

          (d) Agreement of General Partnership, dated December 15, 1987, by and between Damson/Birtcher Realty Income Fund-II, Limited Partnership and Real Estate Income Partners III, Limited Partnership incorporated by reference to Form 8-K, as filed December 30, 1987.

          (e) Property Management Agreement dated October 24, 1991, between Glenborough Management Corporation and the Registrant for Atrium Place, Creekridge Center, Iomega/Northpointe Business Center, Kennedy Corporate Center I, Ladera II Shopping Center and Lakeland Industrial Park. Incorporated by reference to Exhibit 1 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991. (SUPERSEDED)

          (f) Property Management Agreement dated October 24, 1991, between Glenborough Management Corporation and Cooper Village Partners for Cooper Village Shopping Center. Incorporated by reference to
              Exhibit 2 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991. (SUPERSEDED)

          (g) Agreement for Partnership Administrative Services dated October 24, 1991, between Glenborough Management Corporation and the Registrant for the services described therein. Incorporated by reference to Exhibit 3 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991. (SUPERSEDED)

          (h) Property Management Agreement, dated October 29, 1993, between Birtcher Properties and the Registrant for Atrium Place, Creekridge Center, Iomega Business Center, Kennedy Corporate Center-I, Ladera-II Shopping Center, and Lakeland Industrial Park. Incorporated by reference to Exhibit 1 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991. (SUPERSEDED)

          (i) Property Management Agreement, dated October 29, 1993, between Birtcher Properties and Cooper Village Partners for Cooper Village Shopping Center. Incorporated by reference to Exhibit 2 of the Partnership Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.

          (27) Financial Data Schedule

     (b) Reports on Form 8-K:

          None.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.
                                        DAMSON/BIRTCHER REALTY INCOME FUND-II,
                                        LIMITED PARTNERSHIP

By: BIRTCHER/LIQUIDITY PROPERTIES       By: BIRTCHER INVESTORS,
    (General Partner)                       a California limited partnership

                                           By: BIRTCHER INVESTMENTS,
                                             a California general partnership,
                                             General Partner of Birtcher
                                               Partners

                                             By: BIRTCHER LIMITED,
                                               a California limited partnership,
                                               General Partner of Birtcher
                                                 Investments

                                               By: BREICORP,
                                                 a California corporation,
                                                 formerly known as Birtcher
                                                 Real Estate Inc., General
                                                 Partner of Birtcher Limited

Date: March 30, 1996                              By: /s/ ROBERT M. ANDERSON
                                                    ----------------------------
                                                    Robert M. Anderson
                                                    Executive Director
                                                    BREICORP

                                        By: LF Special Fund II, L.P.,
                                           a California limited partnership

                                           By: Liquidity Fund Asset Management,
                                               Inc.,
                                             a California corporation, General
                                             Partner of LF Special Fund I, L.P.

Date: March 30, 1996                         By:    /s/ BRENT R. DONALDSON
                                               ---------------------------------
                                               Brent R. Donaldson
                                               President
                                               Liquidity Fund Asset
                                               Management, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of Birtcher/Liquidity Properties (General Partner of the Registrant) and in the capacities and on the dates indicated.

                SIGNATURE                                CAPACITY                   DATE
------------------------------------------    -------------------------------  ---------------

          /s/ ARTHUR B. BIRTCHER              Co-Chairman of the Board --      March 30, 1996
------------------------------------------    BREICORP
            Arthur B. Birtcher

          /s/ RONALD E. BIRTCHER              Co-Chairman of the Board --      March 30, 1996
------------------------------------------    BREICORP
            Ronald E. Birtcher

          /s/ RICHARD G. WOLLACK              Chairman of Liquidity Fund       March 30, 1996
------------------------------------------    Asset Management, Inc.
            Richard G. Wollack

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

               QUARTERLY REPORT UNDER SECTION 13 OR 15(D) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

                    FOR THE QUARTER ENDED SEPTEMBER 30, 1996

                         COMMISSION FILE NUMBER 0-14633

           DAMSON/BIRTCHER REALTY INCOME FUND-II, LIMITED PARTNERSHIP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                    DELAWARE                                    13-3294820

      (STATE OF OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

       27611 LA PAZ ROAD, P.O. BOX A-1
           LAGUNA NIGUEL, CALIFORNIA                            92677-0100
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                                  (714) 643-7700
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                       N/A
   (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                    REPORT.)

                            ------------------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 12(g), 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No _

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                         QUARTERLY REPORT ON FORM 10-Q
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996

                                     INDEX

                                                                                          PAGE
                                                                                          ----
PART I.
              FINANCIAL INFORMATION
Item 1.
              Financial Statements
              Balance Sheets --
              September 30, 1996 (Unaudited) and December 31, 1995......................    3
              Statements of Operations (Unaudited) --
              Three and Nine Months Ended September 30, 1996 and 1995...................    4
              Statements of Cash Flows (Unaudited) --
              Nine Months Ended September 30, 1996 and 1995.............................    5
              Notes to Financial Statements (Unaudited).................................    6
Item 2.
              Management's Discussion and Analysis of
              Financial Condition and Results of Operations.............................    9

PART II.
              OTHER INFORMATION.........................................................   11

                         PART I.  FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                                                       DECEMBER
                                                                    SEPTEMBER 30,         31,
                                                                        1996             1995
                                                                    -------------     -----------
                                                                     (UNAUDITED)        (NOTE)
ASSETS
Properties held for sale (net of valuation allowance of $932,000
  in 1996 and $707,000 in 1995)...................................   $ 23,351,000     $23,387,000
Investment in Cooper Village Partners.............................      3,874,000       3,892,000
Cash and cash equivalents.........................................      1,563,000       1,055,000
Accounts receivable...............................................        117,000          29,000
Accrued rent receivable...........................................        473,000         527,000
Prepaid expenses and other assets.................................        200,000         244,000
                                                                      -----------     -----------
                                                                     $ 29,578,000     $29,134,000
                                                                      ===========     ===========
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued liabilities..........................   $    751,000     $   712,000
                                                                      -----------     -----------
Partners' capital(deficit):
  Limited Partners................................................     28,991,000      28,590,000
  General Partner.................................................       (164,000)       (168,000)
                                                                      -----------     -----------
                                                                       28,827,000      28,422,000
Commitments and contingencies.....................................             --              --
                                                                      -----------     -----------
                                                                     $ 29,578,000     $29,134,000
                                                                      ===========     ===========

---------------
NOTE: The balance sheet at December 31, 1995 has been prepared from the audited financial statements as of that date.

   The accompanying notes are an integral part of these financial statements.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                               THREE MONTHS ENDED             NINE MONTHS ENDED
                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                            -------------------------     -------------------------
                                               1996           1995           1996           1995
                                            ----------     ----------     ----------     ----------
REVENUES
Rental income.............................  $1,198,000     $1,149,000     $3,601,000     $3,313,000
Interest income...........................      17,000         17,000         44,000         46,000
                                            ----------     ----------     ----------
          Total revenues..................   1,215,000      1,166,000      3,645,000      3,359,000
                                            ----------     ----------     ----------
EXPENSES
Operating expenses........................     259,000        288,000        774,000        821,000
Real estate taxes.........................     175,000        154,000        555,000        520,000
Depreciation and amortization.............      18,000        309,000         51,000        949,000
General and administrative................     165,000        180,000        481,000        516,000
Adjustment to carrying value of real
  estate..................................     157,000             --        225,000             --
                                            ----------     ----------     ----------
          Total Expenses..................     774,000        931,000      2,086,000      2,806,000
                                            ----------     ----------     ----------
Income before equity in earnings..........     441,000        235,000      1,559,000        553,000
Equity in earnings of Cooper Village
  Partners................................      65,000         36,000        283,000        119,000
                                            ----------     ----------     ----------
NET INCOME................................  $  506,000     $  271,000     $1,842,000     $  672,000
                                            ==========     ==========     ==========
NET INCOME ALLOCABLE TO:
  General Partner.........................  $    5,000     $    3,000     $   18,000     $    7,000
                                            ==========     ==========     ==========
  Limited Partners........................  $  501,000     $  268,000     $1,824,000     $  665,000
                                            ==========     ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
Cash flows from operating activities:
  Net income......................................................  $ 1,842,000     $   672,000
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization...................................       51,000         949,000
  Equity in earnings of Cooper Village Partners...................     (283,000)       (119,000)
  Adjustment to carrying value of real estate.....................      225,000              --
Changes in:
  Additions to properties held for sale...........................     (189,000)             --
  Accounts receivable.............................................      (88,000)        (84,000)
  Accrued rent receivable.........................................       54,000         (67,000)
  Prepaid expenses and other assets...............................       (7,000)             --
  Accounts payable and accrued liabilities........................       39,000         154,000
                                                                    -----------     -----------
Net cash provided by operating activities.........................    1,644,000       1,505,000
Cash flows from investing activities:
  Investments in real estate......................................           --        (338,000)
  Distributions received from Cooper Village Partners.............      302,000         238,000
                                                                    -----------     -----------
Net cash provided by (used in) investing activities...............      302,000        (100,000)
Cash flows from financing activities:
  Distributions...................................................   (1,438,000)     (1,379,000)
                                                                    -----------     -----------
Net cash used in financing activities.............................   (1,438,000)     (1,379,000)
Net increase in cash and cash equivalents.........................      508,000          26,000
Cash and cash equivalents, beginning of period....................    1,055,000       1,058,000
                                                                    -----------     -----------
Cash and cash equivalents, end of period..........................  $ 1,563,000     $ 1,084,000
                                                                    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) ACCOUNTING POLICIES

     The financial statements of Damson/Birtcher Realty Income Fund-II, Limited Partnership (the "Partnership") included herein have been prepared by the General Partner, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements include all adjustments which are of a normal recurring nature and, in the opinion of the General Partner, are necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Partnership's annual report on Form 10-K for the year ended December 31, 1995.

  Earnings Per Unit

     The Partnership Agreement does not designate investment interests in units. All investment interests are calculated on a "percent of Partnership" basis, in part to accommodate reduced rates on sales commissions for subscriptions in excess of certain specified amounts.

     A Limited Partner who was charged a reduced sales commission or no sales commission was credited with proportionately larger Invested Capital and therefore had a disproportionately greater interest in the capital and revenues of the Partnership than a Limited Partner who paid commissions at a higher rate. As a result, the Partnership has no set unit value as all accounting, investor reporting and tax information is based upon each investor's relative percentage of Invested Capital. Accordingly, earnings or loss per unit is not presented in the accompanying financial statements.

  Carrying Value of Real Estate

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("FAS 121"). This Statement requires that if the General Partner believes factors are present that may indicate long-lived assets are impaired, the undiscounted cash flows, before debt service, related to the assets should be estimated. If these estimated cash flows are less than the carrying value of the asset, then impairment is deemed to exist. If impairment exists, the asset should be written down to the estimated fair value.

     Further, assets held for sale, including any unrecoverable accrued rent receivable or capitalized leasing commissions, should be carried at the lower of carrying value or fair value less estimated selling costs. Any adjustment to carrying value is recorded as a valuation allowance against property held for sale. Each reporting period, the General Partner will review its estimates of fair value, which may be decreased or increased up to the original carrying value. Finally, assets held for sale are no longer depreciated. The General Partner adopted FAS 121 at December 31, 1995 and the adoption did not have a material impact on the Partnership's operations or financial position, as prior to December 31, 1995, the Partnership had not had any properties held for sale.

     As noted above, as of December 31, 1995 the General Partner decided to account for the Partnership's properties as assets held for sale, assuming an average 12 month holding period, instead of for investment. Accordingly, the General Partner compared the carrying value of each property to its appraised value as of January 1, 1996. If the carrying value of a property and certain related assets was greater than its appraised value, less selling costs, the General Partner reduced the carrying value of the property by the difference. Using this methodology, as of December 31, 1995, the General Partner determined that Atrium Place,

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

Kennedy Corporate Center, Lakeland Industrial Park and Cooper Village (58% interest) had carrying values greater than their appraised values, and accordingly reduced those carrying values by $167,000, $500,000, $40,000 and $789,000 to $829,000, $2,625,000, $4,929,000 and $3,704,000, respectively.

     For the three and nine months ended September 30, 1996, the Partnership spent approximately $82,000 and $150,000, respectively, related to tenant/building improvements and leasing commissions at Kennedy Corporate Center I and Lakeland Industrial Park. Atrium Place is under contract for sale (see
Note 4, "Subsequent Events"). Based on its anticipated gross sales price of $816,250, the General Partner reduced its estimated carrying value by $75,000 to $754,000. Because these expenditures, and the carrying value of Atrium Place, exceeded the estimates of fair value, the General Partner adjusted the carrying value of the Partnership's portfolio by an aggregate of $225,000 for the nine months ending September 30, 1996.

(2) TRANSACTIONS WITH AFFILIATES

     The Partnership has no employees and, accordingly, the General Partner and its affiliates perform services on behalf of the Partnership in connection with administering the affairs of the Partnership. The General Partner and affiliates are reimbursed for their general and administrative costs actually incurred and associated with services performed on behalf of the Partnership. For the three months ended September 30, 1996 and 1995 the Partnership incurred approximately $42,000 and $31,000, respectively, of such expenses. For the nine months ended September 30, 1996 and 1995, such payments were $105,000 and $109,000, respectively.

     An affiliate of the General Partner provides property management services with respect to the Partnership's properties and receives a fee for such services not to exceed 6% of the gross receipts from the properties under management provided that leasing services are performed, otherwise not to exceed 3%. Such fees amounted to approximately $43,000 and $40,000, respectively, for the three months ended September 30, 1996 and 1995, and $126,000 and $114,000 for the nine months ended September 30, 1996 and 1995 respectively. In addition, an affiliate of the General Partner received $27,000 and $32,000 for the three months ended September 30, 1996 and 1995, respectively, as reimbursement of costs of on-site property management personnel and other reimbursable expenses. For the nine months ended September 30, 1996 and 1995, such expenses were $83,000 and $96,000, respectively.

     Leasing fees for the three months ended September 30, 1996 and 1995, included charges of $6,000 and $38,000, respectively, from the General Partner and its affiliates for leasing services rendered in connection with leasing space in a Partnership property after expiration or termination of leases. For the nine months ended September 30, 1996 and 1995, such fees amounted to $16,000 and $52,000, respectively.

     As previously reported on June 24, 1993, the Partnership completed its solicitation of written consent from its Limited Partners. A majority in interest of the Partnership's Limited Partners approved each of the proposals contained in the Information Statement dated May 5, 1993. Those proposals have been implemented by the Partnership as contemplated by the Information Statement as amendments to the Partnership Agreement, and are reflected in these financial statements as such.

     The Amended Partnership Agreement provides for the Partnership's payment to the General Partner of an annual asset management fee equal to .75% of the aggregate appraised value of the Partnership's properties as determined by independent appraisal undertaken in January of each year. Such fees for the three months ended September 30, 1996 and 1995, amounted to $50,000 and $50,000, respectively. For the nine months ended September 30 1996 and 1995, such fees were $150,000 and $149,000, respectively.

     In addition to the aforementioned, the General Partner was also paid $18,000 and $20,000, related to the Partnership's portion (58%) of asset management fees, property management fees, leasing fees, reimburse-

                     DAMSON/BIRTCHER REALTY INCOME FUND-II,
                              LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

ment of on-site property management personnel and other reimbursable expenses for Cooper Village Partners for the three months ended September 30, 1996 and 1995, respectively. For the nine months ended September 30, 1996 and 1995, such costs were $60,000 and $63,000, respectively.

(3) COMMITMENTS AND CONTINGENCIES

  Litigation

     The Partnership is not a party to any pending legal proceedings other than ordinary routine litigation incidental to its business. It is the General Partner's belief that the outcome of these proceedings will not be material to the business or financial condition of the Partnership.

(4) SUBSEQUENT EVENTS

     In August 1996, the General Partner entered into a contract to sell Atrium Place for $816,250. The property is currently in escrow and is scheduled to close on or before November 30, 1996.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     Since completion of its acquisition program in December 1988, the Partnership has been engaged primarily in the operation of its properties. The Partnership's objective has been to hold its properties as long-term investments, although properties may be sold at any time depending upon the General Partner's judgment of the anticipated remaining economic benefits of continued ownership. Working capital is and will be provided principally from the operation of the Partnership's properties and the working capital reserve established for the properties. The Partnership may incur mortgage indebtedness relating to such properties by borrowing funds primarily to fund capital improvements or to obtain sale or financing proceeds for distribution to the Partners.

     Certain of the Partnership's properties are not fully leased. The Partnership is actively marketing the vacant space in these properties, subject to the competitive environment in each of the market areas. To the extent the Partnership is not successful in maintaining or increasing occupancy levels at these properties, the Partnership's future cash flow and distributions may be reduced.

     Distributions through September 30, 1996 represent cash flow generated from operations of the Partnership's properties and interest earned on the temporary investment of working capital net of capital improvement reserve requirements. Future cash distributions will be made principally to the extent of cash flow attributable to operations and sales of the Partnership's properties and interest earned on the investment of capital reserves, after providing for future capital requirements for the Partnership's properties.

     In accordance with the terms of the Partnership Agreement, each year the Partnership secures an independent appraisal of each of the Partnership's properties as of January 1. Prior to the January 1, 1995 appraisals, the independent appraiser had estimated each property's "Investment Value," utilizing a seven to ten-year cash flow model to estimate value based upon an income approach.

     The Amendment to the Partnership Agreement consented to by the Limited Partners in June 1993 mandated, among other things, that the General Partner seek a vote of (and provide an analysis and recommendation to) the Limited Partners no later than December 31, 1996 regarding the prompt liquidation of the Partnership in the event that properties with (then) current appraised values constituting at least one-half of the total (then) current appraised values of all of the Partnership's properties are not sold or under contract for sale by the end of 1996.

     Given that mandate, the General Partner requested that the appraiser provide an assessment of value that reflects a shorter investment holding term. Although the General Partner does not currently have a specific liquidation plan for the Partnership's properties, it requested that the appraiser assume that the entire portfolio would be sold over four years, in connection with the January 1995 appraisals and over three years in connection with the January 1996 appraisals.

     Using the shorter-term investment methodology that is consistent with the mandate of the 1993 Amendment to the Partnership Agreement, the appraiser estimated the value of the Partnership's properties at January 1, 1996 to be $30,355,000, or $5,772 per $10,000 original investor subscription.

     Over the past year, the General Partner has examined several alternative methods to achieve the Partnership's goal of selling properties and liquidating the Partnership at the earliest practicable time consistent with achieving reasonable value for the Limited Partners' investment. As explained in the Partnership's May 5, 1993 Information Statement, "achieving reasonable value" has meant for the Partnership to balance receiving higher sales prices per property than their 1993 values while at the same time not waiting forever to sell at a theoretical "top of the market." Alternatives under consideration by the General Partner may include a property-by-property liquidation or selling all the properties as a single portfolio. The General Partner has had preliminary discussions regarding disposition, in whole or in part, of the Partnership's properties with various potential purchasers of some or all of the Partnership's portfolio.

     In connection with its consideration of these alternatives, the General Partner has decided to treat its properties as held for sale, instead of for investment, for financial statement purposes. In accordance with

Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the carrying value of these properties was evaluated to ensure that each property was carried on the Partnership's Balance Sheet at the lower of cost or fair value less estimated selling costs. The General Partner estimated fair value for this purpose based on appraisals performed as of January 1, 1996. However, fair value can only be determined based upon sales to third parties and sales proceeds could differ substantially.

     Based upon the General Partner's survey of the current marketplace, the General Partner believes, in fact, that in the relatively short term the Partnership's properties could generate sales prices that, in the aggregate, could be materially less than their aggregate appraised values based upon an "Investment Value" appraisal model. The amount of the possible variance between the aggregate appraised values and potential sales prices cannot be reliably estimated at this time, because of the numerous variables that could affect the sales prices, including but not limited to the time frame in which the properties must be sold, method of sale (property-by-property or single transaction), prevailing capitalization rates at which comparable properties are being sold at the time of the Partnership's sales, constantly changing local market conditions and the state of leasing negotiations and capital expenditures for the properties at the time of sale.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH THE NINE MONTH ENDED SEPTEMBER 30, 1995.

     The increases in revenue for the three and nine months ended September 30, 1996, as compared to the corresponding periods in 1995, were attributable to several factors. At Iomega, Iomega Corporation increased its occupancy to 100% of the site's buildings effective August 1, 1995, resulting in an increase in revenue of approximately $22,000 and $80,000, respectively, for the three and nine month periods ended September 30, 1996. At Creekridge, occupancy increased to 98% as a result of the successful negotiation of new leases with California Growers Corp. in August 1995, Premier Resorts, Inc. in December 1995, Rada Advertising in April 1996 and Hilleman House and CFC Funding in September 1996. Creekridge's revenue increased approximately $49,000 and $141,000, for the three and nine months ended September 30, 1996, respectively, as compared to the same periods in 1995.

     Interest income resulted from the temporary investment of Partnership working capital. For the three and nine months ended September 30, 1996 interest income was generally comparable to the same periods in 1995.

     The increase in real estate taxes for the three months ended September 30, 1996, as compared to the corresponding period in 1995, was primarily attributable to a tax refund received in 1995 for Atrium Place. The tax refund was accounted for as reduction of real estate tax expense in 1995.

     The increase in real estate taxes for the nine months ended September 30, 1996, as compared to the corresponding period in 1995, was primarily attributable to an increased tax assessment at Creekridge.

     The decreases in operating expenses for the three and nine months ended September 30, 1996, as compared to the corresponding periods in 1995, were attributable to several factors. At Creekridge, legal fees were lower ($10,000) and at Kennedy Corporate Center, cleaning costs, HVAC repairs, painting costs and utilities were lower ($12,000) as compared to 1995. In addition, on-site expenses decreased at Lakeland Business Park ($6,000).

     For the nine months ended September 30, 1996, the carrying value of the Partnership's portfolio was reduced by $150,000, which is representative of the amount spent on building improvements, tenant improvements, leasing commissions and other related assets at Lakeland Industrial Park and Kennedy Corporate Center.

     The decreases in depreciation and amortization expenses for the three and nine months ended September 30, 1996 as compared to the corresponding periods in 1995, were attributable to the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived

Assets and for Long-Lived Assets to Be Disposed Of," pursuant to which "assets held for sale" are no longer depreciated.

     The increases in equity in earnings of Cooper Village Partners for the three and nine months ended September 30, 1996, as compared to the corresponding periods in 1995, were primarily attributable to the Partnership's portion (58%) of depreciation expenses incurred during 1995, amounting to $35,000 and $106,000, respectively. As previously discussed, the Partnership no longer depreciates its assets due to the adoption of Financial Accounting Standard No.
121. In addition, during the nine months ended September 30, 1996, a lease termination settlement in the amount of $127,000 was collected from The Boston Stores which was taken into income at the end of the first quarter.

     General and administrative expenses for the nine months ended September 30, 1996 and 1995 include charges of $270,000 and $310,000, respectively, from the General Partner and its affiliates for services rendered in connection with administering the affairs of the Partnership and operating the Partnership's properties. Also included in general and administrative expenses for the nine months ended September 30, 1996 and 1995 are direct charges of $211,000 and $206,000, respectively, relating to audit fees, tax preparation fees, legal and professional fees, insurance expenses, costs incurred in providing information to the Limited Partners and other miscellaneous costs.

     The decrease in general and administrative expenses for the three months ended September 30, 1996, as compared to the corresponding period in 1995, was primarily attributable to a decrease in aggregate leasing fees and other professional fees, which was partially offset by an increase in legal fees during the period.

     The decrease in general and administrative expenses for the nine months ended September 30, 1996, as compared to the corresponding period in 1995, was primarily attributable to a decrease in aggregate leasing fees.

                          PART II.  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

     So far as is known to the General Partner, neither the Partnership nor its properties are subject to any material pending legal proceedings.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits:
         27 -- Financial Data Schedule

     (b) Reports on Form 8-K:
         None filed in quarter ended September 30, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DAMSON/BIRTCHER REALTY INCOME FUND-II,
LIMITED PARTNERSHIP

By: BIRTCHER/LIQUIDITY                           By: BIRTCHER INVESTORS,
    PROPERTIES                                       a California limited partnership
    (General Partner)                                By: BIRTCHER INVESTMENTS,
                                                          a California general partnership,
                                                          General Partner of Birtcher
                                                     Investors
                                                          By: BIRTCHER LIMITED,
                                                               a California limited
                                                          partnership,
                                                               General Partner of Birtcher
                                                               Investments
                                                               By: BREICORP,
                                                               a California corporation,
                                                               formerly known as Birtcher
                                                               Real Estate Inc., General
                                                               Partner of Birtcher Limited

Date: November 12, 1996                                       By: /s/ ROBERT M. ANDERSON
                                                                      -----------------------
                                                                      Robert M. Anderson
                                                                      Executive Director
                                                                      BREICORP

                                                 By: LF Special Fund I, L.P.,
                                                     a California limited partnership
                                                     By: Liquidity Fund Asset Management,
                                                     Inc.,
                                                          a California corporation, General
                                                          Partner of LF Special Fund I, L.P.

Date: November 12, 1996                                     By: /s/  BRENT R. DONALDSON
                                                                      -----------------------
                                                                      Brent R. Donaldson
                                                                      President
                                                                      Liquidity Fund Asset
                                                                  Management, Inc.

CONSENT                                                                 CONSENT

              REAL ESTATE INCOME PARTNERS II, LIMITED PARTNERSHIP

THIS CONSENT is solicited by and on behalf of the Partnership. The General Partner recommends a vote "FOR" the Proposal.

THIS CONSENT WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, IF NO INSTRUCTIONS ARE INDICATED, BY YOUR SIGNATURE BELOW YOU WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL AS RECOMMENDED BY THE GENERAL PARTNER.

A consent to a Proposal also will constitute your consent to all actions necessary to consummate all transactions with respect to the Proposal contemplated by the Consent Solicitation.

PLEASE MARK THE APPROPRIATE BOX:

        With the General Partner's recommendation to dissolve the Partnership and gradually settle and close the Partnership's business and dispose of and convey the Partnership's property as soon as practicable, consistent with obtaining reasonable value for the properties, I vote:

              [ ] FOR           [ ] AGAINST           [ ] ABSTAIN






The undersigned acknowledges receipt of the Consent Solicitation dated February 18, 1997 pertaining to the Proposal.

                                        Dated                     , 1997
                                              --------------------


                                        --------------------------------
                                                    Signature


                                        --------------------------------
                                           Signature (if held jointly)


                                        --------------------------------
                                                     Title

                                        Please sign exactly as name appears
                                        hereon. When interests are held by
                                        joint tenants, both should sign. When
                                        signing as an attorney, an executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign as such by
                                        President or other authorized officer.
                                        If a Partnership, please sign in
                                        partnership name by authorized person.

                                        PLEASE MARK, SIGN, DATE AND RETURN
                                        THIS CONSENT PROMPTLY USING THE ENCLOSED
                                        PRE-PAID ENVELOPE TO: The Herman Group,
                                        Inc. 2121 San Jacinto Street, 26th
                                        Floor, Dallas Texas  75201. If you
                                        have any questions, please call the
                                        Investor Relations Department at
                                        (800) 657-8814 or (214) 999-9593.